UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

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AVNET, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AVNET, INC.

NOTICE OF 2016 ANNUAL MEETING OF SHAREHOLDERS

To Be Held Thursday, November 10, 2016

TO ALL SHAREHOLDERS OF AVNET, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of AVNET, INC., a New York corporation (“Avnet”), will be held at the Avnet, Inc. Corporate Headquarters, 2211 South 47th Street, Phoenix, Arizona 85034, on Thursday, November 10, 2016, at 7:30 a.m., local time, for the following purposes:

1.	To elect the nine director nominees named in the attached proxy statement to serve until the next annual meeting and until their successors have been elected and qualified.

2.	To conduct an advisory vote on executive compensation.

3.	To approve the Avnet, Inc. 2016 Stock Compensation and Incentive Plan.

4.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm to audit the consolidated financial statements of Avnet for the fiscal year ending July 1, 2017.

5.	To take action with respect to such other matters as may properly come before the Annual Meeting (including postponements and adjournments).

The Board of Directors has fixed the close of business on September 13, 2016, as the record date for the Annual Meeting. Only holders of record of shares of Avnet’s Common Stock at the close of business on such date shall be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

Michael R. McCoy

Secretary

September 27, 2016

AVNET, INC.

2211 South 47th Street

Phoenix, Arizona 85034

PROXY STATEMENT

Dated September 27, 2016

FOR ANNUAL MEETING OF SHAREHOLDERS

To Be Held November 10, 2016

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Avnet, Inc. (“Avnet” or the “Company”) to be voted at the annual meeting of shareholders to be held at Avnet’s Corporate Headquarters, 2211 South 47th Street, Phoenix, Arizona 85034, on November 10, 2016, and at any and all postponements or adjournments thereof (the “Annual Meeting”), with respect to the matters referred to in the accompanying notice. The approximate date on which this Proxy Statement and the enclosed form of proxy are first being sent or given to shareholders is September 27, 2016. Only holders of record of outstanding shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), at the close of business on September 13, 2016, the record date, are entitled to notice of and to vote at the Annual Meeting. Each shareholder is entitled to one vote per share held on the record date. The aggregate number of shares of Common Stock outstanding (net of treasury shares) at September 13, 2016, was 127,489,087, comprising all of Avnet’s capital stock outstanding as of that date.

At the meeting you will be asked to elect the nine director nominees named in the Proxy Statement, conduct an advisory vote on executive compensation, approve the Avnet, Inc. 2016 Stock Compensation and Incentive Plan and ratify the appointment of KPMG LLP as the independent registered public accounting firm to audit the consolidated financial statements of Avnet for the fiscal year ending July 1, 2017.

Proxies for shares of Common Stock may be submitted by completing and mailing the proxy card that accompanies this Proxy Statement or by submitting your proxy voting instructions by telephone or through the Internet. Shareholders who hold their shares through a broker, bank or other nominee should contact their nominee to determine whether they may submit their proxy by telephone or Internet. Shares of Common Stock represented by a proxy properly signed or submitted and received at or prior to the Annual Meeting will be voted in accordance with the shareholder’s instructions. If a proxy card is signed, dated and returned without indicating any voting instructions, shares of Common Stock represented by the proxy will be voted as the Board recommends. The Board of Directors is not currently aware of any business to be acted upon at the Annual Meeting other than as described in this Proxy Statement. If, however, other matters are properly brought before the Annual Meeting, the persons appointed as proxies will have discretion to vote according to their best judgment, unless otherwise indicated on any particular proxy. The persons appointed as proxies will have discretion to vote on adjournment of the Annual Meeting. Proxies will extend to, and be voted at, any adjournment or postponement of the Annual Meeting to the extent permitted under the Business Corporation Law of the State of New York and the Company’s By-laws.

Proxy and Revocation of Proxy

Any shareholder who signs and returns the enclosed proxy, or properly votes by telephone or Internet, may revoke it by submitting a written notice of revocation or a later dated proxy that is received by Avnet prior to the Annual Meeting, or by voting in person at the Annual Meeting. However, a proxy will not be revoked by simply attending the Annual Meeting and not voting. All written notices of revocation and other communications with respect to revocation by Avnet shareholders should be addressed as follows: Michael McCoy, Secretary, Avnet, Inc., 2211 South 47th Street, Phoenix, Arizona 85034. To revoke a proxy previously submitted by telephone or Internet, a shareholder of record can simply vote again at a later date, using the same procedures, in which case the later submitted vote will be recorded and the earlier vote will thereby be revoked. Please note that any shareholder whose shares are held of record by a broker, bank or other nominee, and who provides voting instructions on a form received from the nominee, may revoke or change his or her voting instructions only by contacting the nominee who holds his or her shares. Such shareholders may not vote in person at the Annual Meeting unless the shareholder obtains a legal proxy from the broker, bank or other nominee.

Quorum

The presence at the Annual Meeting, in person or by proxy, of the shareholders of record entitled to cast at least a majority of the votes that all shareholders are entitled to cast is necessary to constitute a quorum. Each vote represented at the Annual Meeting in person or by proxy will be counted toward a quorum. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

Broker Voting

Brokers holding shares of record for a shareholder have the discretionary authority to vote on certain limited matters if they do not receive timely instructions from the shareholder regarding how the shareholder wants the shares voted. There are also some matters (“non-routine matters”) with respect to which brokers do not have discretionary authority to vote if they do not receive timely instructions from the shareholder. When a broker does not have discretion to vote on a particular matter and the shareholder has not given timely instructions on how the broker should vote, then what is referred to as a “broker non-vote” results. Any broker non-vote would be counted as present at the meeting for purposes of determining a quorum, but would be treated as not entitled to vote with respect to non-routine matters. Therefore, a broker non-vote would not count as a vote in favor of or against such matters and, accordingly, would not affect the outcome of the vote.

The election of directors (Proposal 1), the advisory vote on executive compensation (Proposal 2) and the proposal to adopt the Avnet, Inc. 2016 Stock Compensation and Incentive Plan (Proposal 3) are classified as non-routine matters. Accordingly, brokers, banks and other nominees will not be permitted to vote on any proposal other than the ratification of the appointment of the independent registered public accounting firm (Proposal 4) without instructions from the beneficial owners. As a result, the Company encourages all beneficial owners to provide voting instructions to your nominees to ensure that your shares are voted at the Annual Meeting.

Required Vote and Board Recommendation

Proposal Number	Item	Voting Standard	Board Recommendation
1	Election of directors	Majority of votes cast	For
2	Advisory vote on executive compensation	Majority of votes cast	For
3	Approval of the Avnet, Inc. 2016 Stock Compensation and Incentive Plan	Majority of votes cast	For
4	Ratification of independent registered public accounting firm	Majority of votes cast	For

With respect to the election of directors, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director. If an incumbent nominee is not elected by the requisite vote, he or she must tender his or her resignation, and the Board, excluding such individual, will, within 90 days of the election, decide whether or not to accept such resignation and will disclose and explain its decision. Except with respect to Proposal 3, abstentions will not be counted as a “vote cast” and therefore will have no effect on the outcome of any proposal. Under New York Stock Exchange rules for shareholder approval of equity compensation plans, abstentions are counted as votes cast and will have the effect of votes cast against adoption of Proposal 3.

Meeting Attendance

Admission to the Annual Meeting will be limited to shareholders. You are entitled to attend the Annual Meeting only if you are a shareholder of record as of the record date or hold a valid proxy for the meeting. In order to be admitted to the Annual Meeting, you must present proof of ownership of Avnet stock on the record date. This can be a brokerage statement or letter from a bank or broker indicating ownership on the record date, the Notice of Internet Availability of Proxy Materials, a proxy card, or legal proxy or voting instruction card provided by your broker, bank or nominee. Any holder of a proxy from a shareholder must present the proxy card, properly executed, and a copy of the proof of ownership. Shareholders and proxyholders may also be asked to present a form of photo identification such as a driver’s license or passport. Backpacks, cameras, cell phones with cameras, recording equipment and other electronic recording devices will not be permitted at the Annual Meeting. Failure to follow the meeting rules or permit inspection will be grounds for exclusion from the Annual Meeting.

CORPORATE GOVERNANCE

The Board of Directors believes that good corporate governance practices provide an important framework that promotes long-term value, strength and stability for shareholders. The Company’s governance highlights include:

✓	8 of 9 Independent Directors	✓	Independent Chairman	✓	Majority Voting for Directors
✓	Annual Election of Directors	✓	No Poison Pill	✓	No Supermajority Voting Provisions
✓	Regular Executive Sessions of Independent Directors	✓	Incentive Compensation Recoupment Policy	✓	Stock Ownership Guidelines for Executives and Directors
✓	Prohibitions on Hedging and Pledging	✓	Risk Oversight by Board and Committees	✓	Board Involvement in Talent Management

Corporate Governance Guidelines

The Corporate Governance Guidelines (the “Guidelines”) collect in one document many of the corporate governance practices and procedures that have evolved at Avnet over the years. Among other things, the Guidelines address the duties of the Board of Directors, director qualifications and selection process, director compensation, Board operations, management succession, Board committee matters, and director orientation and continuing education. The Guidelines also provide for annual self-evaluations by the Board and its committees. The Board reviews the Guidelines on an annual basis. The Guidelines are available on the Company’s website at www.ir.avnet.com/documents.cfm.

As a general policy, as set forth in the Guidelines, the Board recommends certain limits as to the service of directors on other boards of public companies. These limits are as follows: (1) directors who are actively employed on a full-time basis may serve on up to two additional boards; (2) an independent Chairman of the Board, if not actively employed on a full-time basis, may serve on up to three additional boards; and (3) directors who are retired from active full-time employment may serve on up to four additional boards. Positions held as of May 2016 in excess of these limits may be maintained unless the Board determines that doing so would impair the Director’s service on the Company’s Board.

Director Independence

The Board of Directors believes that a substantial majority of its members should be independent directors. The Board has determined that the following Directors are independent under the Guidelines: Rodney C. Adkins, J. Veronica Biggins, Michael A. Bradley, R. Kerry Clark, James A. Lawrence, Avid Modjtabai, Ray M. Robinson and William H. Schumann, III (collectively, the “Independent Directors”).

Board Leadership Structure

Pursuant to the Guidelines, the Board of Directors has the flexibility to decide whether it is best for the Company at a given point in time for the roles of the Chief Executive Officer (“CEO”) and Chairman of the Board (the “Chairman”) to be separate or combined and, if separate, whether the Chairman should be selected from the independent directors or be an employee of the Company. The Board believes that the Company and its shareholders are best served by maintaining this flexibility rather than mandating a particular leadership structure. The Board also believes its programs for overseeing risk would be effective under a variety of leadership frameworks and therefore do not materially affect how it structures its leadership. In the event that the Chairman is an employee of the Company, the Guidelines provide for an active lead independent director.

To promote free and open discussion and communication, Independent Directors meet in executive session without management present at regularly scheduled Board meetings. Independent Directors may meet at other times at the discretion of the independent Chairman, a lead independent director or upon the request of any Independent Director.

Mr. Schumann, an Independent Director of the Company, serves as the Chairman and William J. Amelio is the CEO. The Board of Directors has concluded that the current leadership structure provides an appropriate framework for the Directors to provide independent, objective and effective oversight of management at this point in time.

Director Nominations

The Corporate Governance Committee is responsible for identifying, screening and recommending candidates for election to the Company’s Board of Directors. The Committee reviews the business experience, education and skills of candidates as well as character and judgment. Although the Corporate Governance Committee does not have a formal policy concerning diversity, Avnet believes that valuing diversity makes good business sense and the charter of the Corporate Governance Committee includes a statement that it will consider criteria including the possession of such knowledge, experience, skills, expertise and diversity so as to enhance the Board’s ability to manage and direct the affairs and business of the Company. These factors, and others considered useful by the Board, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. Directors must also possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of all shareholders. Board members are expected to diligently prepare for, attend and participate in all Board and applicable Committee meetings. Each Board member is expected to ensure that other existing and future commitments do not materially interfere with the member’s attendance at meetings and service as a Director.

The Corporate Governance Committee reviews whether a potential candidate will meet the Board’s independence standards and any other director or committee membership requirements imposed by law, regulation or stock exchange rules.

Director candidates recommended by the Corporate Governance Committee are subject to full Board approval and subsequent election by the shareholders. The Board of Directors is also responsible for electing directors to fill vacancies on the Board that occur due to retirement, resignation, expansion of the Board or other events occurring between the shareholders’ annual meetings. The Corporate Governance Committee may retain a search firm, from time to time, to assist in identifying and evaluating director candidates. When a search firm is used, the Committee provides specified criteria for director candidates, tailored to the needs of the Board at that time, and pays the firm a fee for these services. Recommendations for director candidates are also received from Board members and management and may be solicited from professional associations as well.

The Corporate Governance Committee will consider recommendations of director candidates received from shareholders on the same basis as recommendations of director candidates received from other sources. The director selection criteria discussed above will be used to evaluate all recommended director candidates. Shareholders who wish to suggest an individual for consideration for election to the Company’s Board of Directors may submit a written recommendation to the Corporate Governance Committee by sending it to: Michael McCoy, Secretary, Avnet, Inc., 2211 South 47th Street, Phoenix, Arizona 85034. Shareholder recommendations must contain the following information:

•	The shareholder’s name, address, number of shares of Avnet Common Stock beneficially owned and, if the shareholder is not a record shareholder, evidence of beneficial ownership;

•	A statement in support of the candidate’s recommendation;

•	The candidate’s detailed biographical information describing experience and qualifications, including current employment and a list of any other boards of directors on which the candidate serves;

•	A description of all agreements, arrangements or understandings between the shareholder and the director candidate;

•	The candidate’s consent to be contacted by a representative of the Corporate Governance Committee for interviews and his or her agreement to provide further information, if needed;

•	The candidate’s consent for a background check; and

•	The candidate’s consent to serve as a director, if nominated and elected.

Under the Company’s By-laws, shareholders may also nominate a candidate for election at an annual meeting of shareholders. Details regarding this nomination procedure and the required notice and information are set forth elsewhere in this Proxy Statement under the heading “2017 Annual Meeting.”

Director Communications

Shareholders and other interested parties may contact any or all of the Company’s Directors by writing to the Board of Directors or to the Secretary, Avnet, Inc., 2211 South 47th Street, Phoenix, AZ 85034. They may also submit an email to the Chairman of the Board, the chair of the Audit Committee or the non-employee Directors as a group, by filling out the email form on the Company’s website at www.ir.avnet.com/corporate-governance.cfm under the caption “Committee Composition.”

Communications received are distributed to the Board, or to any individual Director or group of Directors as appropriate, depending on the facts and circumstances outlined in the communication. The Avnet Board of Directors has requested that items that are unrelated to the duties and responsibilities of the Board be excluded, including spam, junk mail and mass mailings, product and services inquiries, product and services complaints, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. Any product and services inquiries or complaints will be forwarded to the proper department for handling. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded. Any such communication will be made available to any non-employee Director upon request.

Management Succession

The Board of Directors is actively engaged and involved in talent management. The Board regularly reviews and discusses a management succession plan designed to provide for continuity in and development of senior management. This plan, on which Avnet’s CEO and Chief Human Resources Officer report at least annually, addresses emergency CEO succession and CEO succession in the ordinary course of business. In addition, the Board receives updates on succession planning for other members of senior management.

Code of Conduct

The Company adopted a Code of Conduct that applies to Directors, officers and employees, including the CEO and all financial and accounting personnel. A copy of the Code of Conduct can be reviewed at

www.ir.avnet.com/documents.cfm. Any future amendments to, or waivers for executive officers and Directors from certain provisions of, the Code of Conduct, will be posted on the Company’s website.

Reporting of Ethical Concerns

The Audit Committee of the Board of Directors has established procedures for employees, shareholders, vendors and others to communicate concerns about the Company’s ethical conduct or business practices including accounting, internal controls or financial reporting issues. Matters may be reported in the following ways:

Employees of the Company are encouraged to contact their manager, a Human Resources representative or a Code of Conduct Advisor and discuss matters of concern.

All persons, including employees, may contact:

•	The Legal Department, by telephone at (480) 643-7106, or by mail at 2211 South 47th Street, Phoenix, Arizona 85034; or

•

The Ethics and Risk Alertline at 1-800-861-2899 (within the United States and Canada) or via the Internet at www.avnet.alertline.com. Reports via the Ethics and Risk Alertline will be treated with appropriate confidentially and may be made on an anonymous basis where permitted by law.

Stock Ownership Guidelines

The Board has adopted stock ownership guidelines providing that Directors should own, within five years of joining the Board, shares of Avnet, Inc. Common Stock worth at least five times the director’s annual cash retainer. Shares that are awarded to directors as part of director compensation, as well as phantom shares acquired by directors under a deferred compensation plan, count towards the guideline. The Board will evaluate whether exceptions should be made in the case of any director who, due to his or her unique financial circumstances, would incur a hardship by complying with this requirement. As of July 2, 2016, each Director was in compliance with these guidelines.

Avnet Website

In addition to the information about Avnet and its subsidiaries contained in this Proxy Statement, extensive information about the Company can be found on its website located at www.avnet.com, including information about the Company’s management team, products and services, and its corporate governance practices. The corporate governance information on Avnet’s website includes the Guidelines, the Code of Conduct, the charters for each of the standing committees of the Board of Directors, how a shareholder can communicate with the Corporate Governance Committee to nominate a director candidate for election and how shareholders and other interested parties can communicate with the Chairman of the Board, the chair of the Audit Committee and the non-employee Directors as a group. In addition, amendments to the Code of Conduct and waivers granted to the Company’s Directors and executive officers under the Code of Conduct, if any, will be posted in this area of the website. These documents can be accessed at www.ir.avnet.com/documents.cfm. Printed versions of the Guidelines, the Code of Conduct and the charters for the Board committees can be obtained, free of charge, by writing to the Company at: Michael McCoy, Secretary, Avnet, Inc., 2211 South 47th Street, Phoenix, AZ 85034.

In addition, the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those Reports, if any, filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as Section 16 filings made by any of the Company’s executive officers and Directors with respect to Avnet Common Stock, are available on the Company’s website (www.avnet.com under the “Investors — SEC filings” caption) as soon as reasonably practicable after the report is electronically filed with, or furnished to, the U.S. Securities and Exchange Commission (the “SEC”).

This information about Avnet’s website and its content, together with other references to the website made in this Proxy Statement, is for information only. The content of the Company’s website is not and should not be deemed to be incorporated by reference in this Proxy Statement or otherwise filed with the SEC.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Avnet’s Board of Directors held seven meetings during the fiscal year ended July 2, 2016 (“fiscal 2016”). The non-employee Directors met separately in executive session during each board meeting in fiscal 2016.

During fiscal 2016, each Director standing for reelection attended at least 75% of the combined number of meetings of the

Board held during the period for which the Director served and of the committees on which such Director served.

All members of the Board of Directors are expected to attend the annual meeting of shareholders, unless unusual circumstances prevent such attendance. Board and committee meetings are scheduled in conjunction with the annual meeting of shareholders. All of the nominees were elected Directors at the Annual Meeting of Shareholders held on November 12, 2015.

The Board currently has, and appoints the members of, a standing Audit Committee, Compensation Committee and Corporate Governance Committee. Each of these committees is comprised solely of non-employee Directors, reports regularly to the full Board and annually evaluates its performance. The members of the committees as of the date of this Proxy Statement are identified in the following table.

Director	Audit	Compensation	Corporate Governance
Rodney C. Adkins	✓		✓
J. Veronica Biggins			Chair
Michael A. Bradley		✓	✓
R. Kerry Clark		Chair
James A. Lawrence	Chair
Avid Modjtabai	✓		✓
Ray M. Robinson		✓	✓
William H. Schumann, III	✓	✓	✓

Audit Committee

The Audit Committee is charged with assisting and representing the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of the financial statements of the Company, the independence, qualifications and performance of the Company’s independent external auditors, the performance of the Company’s internal audit function and compliance with legal and regulatory requirements, as well as the Company’s internal ethics and compliance program and enterprise risk management activities. Moreover, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm. Additionally, the Audit Committee reviews and approves transactions with any related person in which the Company is a participant and involves an amount that equals or exceeds $120,000 per year. All of the members of the Audit Committee are independent under the independence requirements of the New York Stock Exchange (the “NYSE”) listing standards and the independence standards adopted by the Board, and also meet the additional requirements for audit committee independence established by the SEC. The Board of Directors has determined that three members of the Audit Committee (Messrs. Lawrence and Schumann and Ms. Modjtabai) qualify as “audit committee financial experts”, as defined in rules adopted by the SEC. Please see the Audit Committee Report set forth elsewhere in this Proxy Statement for more information about the Audit Committee and its operations. The Audit Committee operates under a written charter that outlines the Audit Committee’s purpose, member qualifications, authority and responsibilities. The Audit Committee reviews its charter and conducts an evaluation of its own effectiveness annually. The charter is available on the Company’s website at www.ir.avnet.com/documents.cfm. During fiscal 2016, the Audit Committee held eight meetings.

Compensation Committee

The Compensation Committee oversees the Company’s overall compensation structure, policies and programs, and assists the Board of Directors in fulfilling its responsibilities with respect to administering the Company’s long-term incentive plan, reviews and approves compensation arrangements with executive officers of the Company, and evaluates the performance of and recommends the compensation for the CEO. The Compensation Committee’s objective is to establish and administer a “total compensation program” that fairly and competitively rewards long-term performance and enhances shareholder value. All members of the Compensation Committee meet the independence requirements of the NYSE listing standards and the independence standards adopted by the Board of Directors. The Compensation Committee operates under a written charter that outlines the purpose, member qualifications, authority and responsibilities of the committee. The Compensation Committee reviews its charter and conducts an evaluation of its own effectiveness annually. A copy of the Compensation Committee charter is available on the Company’s website at www.ir.avnet.com/documents.cfm. During fiscal 2016, the Compensation Committee held four meetings.

The Compensation Committee has the authority to retain an independent executive compensation consultant to assist in the evaluation of compensation for the Company’s executive officers and to help ensure the objectivity and appropriateness of the actions of the Compensation Committee. The Compensation Committee has the sole authority to retain, at the Company’s expense, and terminate any such consultant, including the sole authority to approve such consultant’s fees and other terms of engagement. The Compensation Committee retained Meridian Compensation Partners, LLC (“Meridian”) as the Compensation Committee’s independent compensation consultant for fiscal 2016. The Compensation Committee assessed the independence of Meridian pursuant to the SEC and NYSE rules and concluded that no conflict of interest exists that prevented, or will prevent, Meridian from being an independent consultant to the Compensation Committee.

Corporate Governance Committee

The Corporate Governance Committee is charged with identifying, screening and recommending to the Board of Directors appropriate candidates to serve as directors of the Company and is responsible for overseeing the process for evaluating the Board of Directors and its committees. This committee also makes recommendations with respect to corporate governance issues affecting the Board of Directors and the Company. All of the members of the Corporate Governance Committee are independent under Avnet’s independence standards and the NYSE listing standards. The Corporate Governance Committee operates under a written charter that outlines the Committee’s purpose, member qualifications, authority and responsibilities. The Corporate Governance Committee reviews its charter and conducts an evaluation of its own effectiveness annually. The charter is available on the Company’s website at www.ir.avnet.com/documents.cfm. During fiscal 2016, the Corporate Governance Committee held four meetings.

Executive Committee

The Board of Directors has an Executive Committee that is charged with the authority of the full Board and, between meetings of the Board, is authorized to exercise the powers of the Board in the management of the business and affairs of Avnet to the extent permitted by law. The Executive Committee is comprised of the Chairman and four other Directors. The Executive Committee did not meet in fiscal 2016.

The Board’s Role in Risk Oversight

The Board has responsibility for the oversight of the Company’s risk management, while the Company’s management is responsible for the day-to-day risk management process. With the oversight of the Board, the management of the Company has developed an enterprise risk management program, whereby management identifies the top individual risks they believe the Company faces with respect to its business, operations, strategy and other factors based on input from key business and functional leaders in the Company. In addition to evaluating various key risks, management identifies ways to mitigate and manage such risks. At least annually, management reports on and discusses the identified risks and risk mitigation efforts with the Board. The Board allocates responsibility to a specific committee to examine a particular risk in detail if the committee is in the best position to review and assess the risk. For example, the Audit Committee reviews programs and practices related to accounting and financial reporting matters and the Compensation Committee provides oversight of risks related to compensation programs.

The Compensation Committee has assessed the Company’s compensation programs and concluded that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee and management assessed Avnet’s executive and broad-based compensation and benefits programs to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature.

Based on the foregoing, management believes that the Company’s compensation policies and practices do not create inappropriate or unintended significant risk to the Company as a whole, and that the incentive compensation programs provide incentives that do not encourage risk-taking that is beyond the Company’s ability to effectively identify and manage significant risks. Further, management believes that the incentive compensation programs are compatible with effective internal controls and the Company’s risk management practices, and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

PROPOSAL 1

ELECTION OF DIRECTORS

Nine directors are to be elected at the Annual Meeting to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. It is the intention of the persons named in the enclosed proxy card to vote each properly signed and returned proxy (unless otherwise directed by the shareholder executing such proxy) for the election of each of the nine director nominees listed below. Each nominee has consented to being named herein and to serving if elected.

At the Annual Meeting, in order to be elected each nominee must receive the affirmative vote of a majority of the votes cast with respect to his or her election. A majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director. Abstentions are not counted in determining the votes cast. Brokers who hold shares of Common Stock as nominees will not have discretionary authority to vote such shares for a director nominee. If an incumbent nominee is not elected by the requisite vote, he or she must tender his or her resignation, and the Board, excluding such individual, will, within 90 days of the election, decide whether or not to accept such resignation and will disclose and explain its decision.

In case any of the nominees below should become unavailable for election for any presently unforeseen reason, the persons named in the enclosed form of proxy will have the right to use their discretion to vote for a substitute or to vote for the remaining nominees and leave a vacancy on the Board of Directors. Under Avnet’s By-laws, any such vacancy may be filled by a majority vote of the Directors then in office or by the shareholders at any meeting thereof. Alternatively, the Board of Directors may reduce the size of the Board to eliminate the vacancy.

The information set forth below as to each nominee has been furnished by such nominee as of September 13, 2016.

The Board recommends a vote “FOR” all of the nominees named below.

Name	Age	Director Since	Principal Occupations During Last Five Years; Other Directorships and Activities
Rodney C. Adkins	58	2015	Mr. Adkins is President of 3RAM Group LLC, a privately held company specializing in capital investments, business consulting services and property management. Mr. Adkins formerly served as Senior Vice President of IBM from 2007 until 2014. In his 33-year career with IBM, Mr. Adkins held a number of development and management roles, including Senior Vice President of Corporate Strategy (2013 — 2014) and Senior Vice President of Systems and Technology Group (2009 — 2013). Mr. Adkins currently serves on the board of directors of W.W. Grainger, Inc., PPL Corporation and United Parcel Service, Inc., and previously served on the board of directors of Pitney Bowes Inc. (2007 — 2013). The Board benefits from Mr. Adkins’ global business experience in the technology industry, including emerging technologies and services, international and emerging markets, and supply chain management. In addition, the Board believes he provides additional experience in the areas of corporate governance and strategy development.
William J. Amelio	58	2014	Mr. Amelio has served as the CEO of Avnet since July 2016 and as a director since 2014. He previously served as the President, Chief Executive Officer and as a Director of CHC Group Ltd. from 2010 to 2015. In May 2016, CHC Group filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code. From 2005 to 2009, Mr. Amelio served as Lenovo’s President and Chief Executive Officer. From 2001 to 2005, he was regional Senior Vice President and President, Asia-Pacific and Japan for Dell Inc. Mr. Amelio served on the board of directors of National Semiconductor prior to its acquisition by Texas Instruments (2010 — 2011). Through the Amelio Foundation, Mr. Amelio and his wife founded Caring for Cambodia, a non-profit organization that aims to educate the children of Cambodia through building schools, training teachers and providing for basic human needs. The Board benefits from Mr. Amelio’s extensive experience in international business operations, corporate leadership and management. The Board also benefits from his broad knowledge of the technology industry globally.
J. Veronica Biggins	69	1997	Ms. Biggins is a Managing Director and a member of the executive committee of Diversified Search LLC, an executive and board search firm. She was Managing Partner of the Atlanta office of Hodge Partners from 2007 until 2011 when it became a part of Diversified Search. Ms. Biggins served as Assistant to the President of the United States and Director of Presidential Personnel under President William Clinton. Ms. Biggins has served on the board of Southwest Airlines Co. since 2011. Ms. Biggins’ background includes 20 years of experience with NationsBank (now Bank of America) and its predecessor. She previously served as a director of Zep Inc. (2007 —2012) and AirTran Holdings, Inc. prior to its acquisition by Southwest Airlines (2001 — 2011). Ms. Biggins serves on a number of non-profit Boards. Ms. Biggins brings extensive experience related to talent management and identifying and recruiting executive talent. In addition, as a result of her tenure as a director, she brings institutional memory and deep insight into the Company’s operation across a variety of economic and competitive environments.

Name	Age	Director Since	Principal Occupations During Last Five Years; Other Directorships and Activities
Michael A. Bradley	67	2012	Mr. Bradley served as Chief Executive Officer of Teradyne, Inc. from 2004 until 2014 and has served as a director since 2004. He was President of Teradyne (2003 — 2013), President of Teradyne’s Semiconductor Test Division (2001 — 2003) and Teradyne’s Chief Financial Officer (1999 — 2001). Mr. Bradley has also been a director of Entegris, Inc. and its predecessor company, Mykrolis Corporation, since 2001. The Board benefits from Mr. Bradley’s extensive experience in the semiconductor industry and from his experience in running a global technology operation. The Board believes he provides additional perspective in the areas of corporate governance and financial reporting.
R. Kerry Clark	64	2012	R. Kerry Clark served as Chairman and Chief Executive Officer of Cardinal Health, Inc. until his retirement in 2009. Mr. Clark joined Cardinal Health in 2006 as President and Chief Executive Officer and became Chairman in 2007. Prior to joining Cardinal Health, he held various positions at The Procter & Gamble Company, including President of P&G Asia; President, Global Market Development and Business Operations; and Vice Chairman of the Board. He is a director of General Mills (since 2009), Textron, Inc. (since 2003) and Anthem, Inc. (since 2014). He is also a director of Hauser Capital Partners LLC and Hauser Private Equity LLC. Mr. Clark brings to the Board business leadership, corporate strategy and operating expertise. Mr. Clark also lends a global business perspective. Additionally, Mr. Clark provides insight and value in corporate governance, talent development, change management, marketing and business development.
James A. Lawrence	63	2011	Mr. Lawrence is Chairman of Great North Star LLC, an investment and advisory firm. Mr. Lawrence is the former Chairman of Rothschild North America (2012 — 2015), having served as Chief Executive Officer of Rothschild North America and as co-head of global investment banking (2010 — 2012). He previously served as Chief Financial Officer of Unilever PLC (2007 — 2009), Vice Chairman and Chief Financial Officer of General Mills, Inc. (1998 — 2007), Executive Vice President and Chief Financial Officer of Northwest Airlines (1996 — 1998) and Chief Executive Officer of Pepsi-Cola Asia Middle East Africa Group (1992 — 1996). Mr. Lawrence is director of International Airlines Group (since 2010) and Smurfit Kappa (since 2015). The Board benefits from Mr. Lawrence’s breadth of global business experience, including strategy development and compliance. Additionally, as a former Chief Financial Officer for multiple public companies, Mr. Lawrence has extensive experience in finance and accounting, particularly as it applies to public companies such as Avnet.
Avid Modjtabai	54	2014	Ms. Modjtabai has served as the Senior Executive Vice President, Consumer Lending, at Wells Fargo & Company since 2011. Prior to this, Ms. Modjtabai served in various leadership roles at Wells Fargo, including as the head of its technology and operations group and its Chief Information Officer (2007 — 2011), and as Director of Human Resources (2005 — 2007). The Board benefits from Ms. Modjtabai’s extensive experience in operations and strategy development. The Board also benefits from her experience in the areas of financial services and change management.

Name	Age	Director Since	Principal Occupations During Last Five Years; Other Directorships and Activities
Ray M. Robinson	68	2000	Since 2003, Mr. Robinson has served as Chairman of the Board of Citizens Bancshares Corporation, the largest African-American owned bank in the southeast United States. He also serves as the Vice Chairman of East Lake Community Foundation (since 2003). Previously, Mr. Robinson was the President of AT&T’s Southern Region Business Services Division (1995 — 2003). Mr. Robinson is non-executive Chairman of the Board of Aaron’s, Inc. (director since 2002) and a director of Acuity Brands, Inc. (since 2001), American Airlines Group (since 2013) and Fortress Transportation & Infrastructure Investors LLC (since 2015). Mr. Robinson previously served as a director of Rail America (2010 — 2012) and AMR Corporation prior to its acquisition by American Airlines Group (2005 — 2013). The Board benefits from Mr. Robinson’s extensive leadership and management skills, and his service on the boards and board committees of other public companies provides important insights into governance and board functions. In addition, as a result of his tenure as a director, he brings institutional memory and deep insight into the Company’s operation across a variety of economic and competitive environments.
William H. Schumann, III	66	2010	Mr. Schumann retired from FMC Technologies in 2012 where he served as Executive Vice President since 2007 and Chief Financial Officer from 2001 to 2011. Mr. Schumann has served on the board of directors of McDermott International since 2012. He previously served on the board of Great Lakes Advisors, Inc. (1993 — 2011), AMCOL International (2012 — 2014) and URS Corporation prior to its acquisition by AECOM Technology Corporation (2014). Mr. Schumann also serves on the board of the Lake Forest Lake Bluff Historical Society. The Board benefits from Mr. Schumann’s experience on other boards and his financial and management expertise, including his extensive expertise in financial and strategic planning, financial reporting, compliance and risk management.

As of the date of this Proxy Statement, the average tenure of the Company’s directors is approximately seven years, with four having a tenure of less than five years, three having a tenure of between five and 10 years and two having a tenure of more than 10 years.

As described above, each director nominee brings a diversity of skills and experiences to the Board. A summary of each nominee’s qualifications and experiences is set forth in the matrix below. As the matrix is a summary, it does not include all of the skills, experiences, qualifications and diversity that each nominee offers, and the fact that a particular experience, skill or qualification is not listed does not mean that a nominee does not possess it.

AUDIT COMMITTEE REPORT

The Audit Committee represents and assists the Board in fulfilling its oversight responsibilities with respect to the integrity of the Company’s financial statements, the independence, qualification and performance of the Company’s corporate internal audit function and its independent registered public accounting firm, and compliance with legal and regulatory requirements. The Audit Committee operates under a written charter, which sets forth its purpose, member qualifications, authority and responsibilities. The Audit Committee evaluates and assesses the effectiveness of the Audit Committee and the adequacy of its charter on an annual basis. The charter is available on the Company’s website at www.ir.avnet.com/corporate-governance.cfm.

The Audit Committee monitors the activities and performance of the Company’s internal audit function, including scope of reviews, department staffing levels, and reporting and follow-up procedures. The Audit Committee also oversees policies with respect to risk assessment and risk management. In addition, the Audit Committee oversees the Company’s internal ethics and compliance program and receives quarterly reports from the General Counsel or Chief Ethics and Compliance Officer. The Audit Committee also meets regularly with KPMG LLP, the Company’s independent registered public accounting firm (“KPMG”), in executive sessions. Management has responsibility for the preparation, presentation and integrity of the Company’s financial statements and the reporting process, including the system of internal controls.

The Audit Committee meets with KPMG and management to review the Company’s financial results before publication of the Company’s quarterly earnings press releases and the filing of the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K. The Audit Committee also monitors the activities and performance of KPMG, including audit scope, audit fees, auditor independence and non-audit services performed by KPMG. All services to be performed by the Company’s independent registered public accounting firm are subject to pre-approval by the Audit Committee and management provides quarterly reports to the Audit Committee on the status and fees for all such projects.

The Audit Committee has reviewed and discussed the audited financial statements for fiscal 2016 with management and KPMG. This review included a discussion with KPMG and management of Avnet’s accounting principles, the reasonableness of significant estimates and judgments, including disclosure of critical accounting policies, and the conduct of the audit. The Audit Committee has discussed with KPMG the matters required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) standards. The Audit Committee received the written disclosures and the letter from KPMG required by the applicable requirements of the PCAOB and the Audit Committee discussed with KPMG its independence. The Audit Committee has concluded that KPMG is independent from the Company and its management. KPMG also discussed with the Audit Committee its internal quality control procedures. In reliance on this review and these discussions, and the report of KPMG, the Audit Committee has recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended July 2, 2016, for filing with the Securities and Exchange Commission.

James A. Lawrence, Chair	Avid Modjtabai
Rodney C. Adkins	William H. Schumann, III

PRINCIPAL ACCOUNTING FIRM FEES

The table below provides information relating to fees charged for services performed by KPMG LLP, the Company’s independent registered public accounting firm, in both fiscal 2016 and fiscal 2015. All of the services described in the table were approved in conformity with the Audit Committee’s pre-approval process for independent registered public accounting firm fees.

	Fiscal 2016	Fiscal 2015
Audit Services	$5,686,000	$6,093,000
Audit-Related Services	91,000	22,000
Tax Services	740,000	827,000

TOTAL	$6,517,000	$6,942,000

Audit Services.    In both fiscal years, Audit Services consisted of work performed by the principal auditor associated with the audit of the Company’s consolidated financial statements, including reviews performed on the Company’s Form 10-Q filings, certain statutory audits required for the Company’s subsidiaries, and fees incurred in connection with the audit of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002. Audit fees also included assistance with registration statements filed by the Company, including consents. Differences in amounts between fiscal years are primarily the result of differences in foreign currency exchange in effect during each fiscal year.

Audit-Related Services.    In fiscal 2016, Audit-Related Services included certain compliance-related and training services and, in both fiscal years, a subscription to certain KPMG LLP proprietary accounting research databases.

Tax Services.    In both fiscal years, Tax Services consisted primarily of assistance with respect to global tax compliance (federal, international, state and local), tax audits and tax advice associated with organizational structure.

All services to be provided by the Company’s independent registered public accounting firm are subject to pre-approval by the Audit Committee. The Audit Committee has adopted an “External Auditor Scope of Services Policy,” which requires the Audit Committee’s pre-approval of all services to be performed by the Company’s independent registered public accounting firm. In each case, pre-approval is required either by the Audit Committee or by the Chair of the Audit Committee, who is authorized to approve individual projects up to $250,000 with the total for such projects not to exceed $500,000, and must then report them to the full Audit Committee by the next Audit Committee meeting. Management provides quarterly reports to the Audit Committee for pre-approval related to the fees for all projects requiring services by KPMG LLP.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY MANAGEMENT AND OTHERS

The following table sets forth information with respect to Avnet’s Common Stock beneficially owned at September 13, 2016, or, in respect of any 5% Holder, the date of such holder’s most recent Schedule 13D or Schedule 13G filed with the SEC, by (a) persons that, to Avnet’s knowledge, were the beneficial owners of more than 5% of Avnet’s outstanding Common Stock (“5% Holders”), (b) each Director and director nominee of Avnet, (c) each of the executive officers named in the Summary Compensation Table in this Proxy Statement, and (d) all Directors and executive officers of Avnet as a group. Except where specifically noted in the table, all the shares listed for a person or the group are directly held by such person or group members, with sole voting and dispositive power.

Name	Common Stock(a)		Stock Options Exercisable Within 60 Days	Total Common Stock Beneficially Owned	Percent of Class
5% Holders
BlackRock, Inc.(1)	10,485,373			10,485,373	7.90%
40 East 52nd Street New York, NY 10022
The Vanguard Group(2)	9,970,774			9,970,774	7.55%
100 Vanguard Blvd. Malvern, PA 19355
Artisan Partners Holdings LP(3)	6,821,699			6,821,699	5.20%
875 East Wisconsin Avenue, Suite 800 Milwaukee, WI 53202
Directors and Named Executive Officers
Rodney C. Adkins	5,224		0	5,224	*
William J. Amelio	34,350	(4)	0	34,350	*
J. Veronica Biggins	48,060	(5)	0	48,060	*
Michael A. Bradley	13,953		0	13,953	*
R. Kerry Clark	17,111	(6)	0	17,111	*
Gerard Fay	48,950	(7)	58,075	107,025	*
Richard P. Hamada	278,582	(8)	416,766	695,348	*
James A. Lawrence	288,499		0	288,499	*
MaryAnn G. Miller	47,500	(9)	83,116	130,616	*
Avid Modjtabai	6,967		0	6,967	*
Kevin Moriarty	57,069	(10)	97,629	154,698	*
Ray M. Robinson	37,729	(11)	0	37,729	*
William H. Schumann, III	39,349	(12)	0	39,349	*
Patrick Zammit	86,753	(13)	79,172	165,925	*
All directors and executive officers as a group (17 persons)	1,098,145		795,384	1,893,529	1.47%

*	Less than 1%.

(a)	This column includes Restricted Stock Units allocated but not yet delivered to each executive officer and Phantom Stock Units owned by non-employee Directors.

(1)	This information is based solely on information provided in Amendment No. 6 to a Schedule 13G filed with the Securities and Exchange Commission on January 25, 2016, by BlackRock, Inc., which reports sole voting power with respect to 9,538,513 shares and sole dispositive power with respect to 10,485,373 shares.

(2)	This information is based solely on information provided in Amendment No. 3 to a Schedule 13G filed with the Securities and Exchange Commission on February 10, 2016, by The Vanguard Group, which reports sole voting power with respect to 129,857 shares, shared voting power with respect to 11,900 shares, sole dispositive power with respect to 9,831,917 shares and shared dispositive power with respect to 138,857 shares.

(3)	This information is based solely on information provided in Amendment No. 5 to a Schedule 13G filed with the Securities and Exchange Commission on February 2, 2016, by Artisan Partners Holdings LP, which reports shared voting power with respect to 6,557,397 shares and shared dispositive power with respect to 6,821,699 shares.

(4)	Mr. Amelio’s information includes 25,773 Restricted Stock Units allocated but not yet delivered.

(5)	Ms. Biggins’ information includes 28,246 Phantom Stock Units.

(6)	Mr. Clark’s information includes 17,111 Phantom Stock Units.

(7)	Mr. Fay’s information includes 22,419 Restricted Stock Units allocated but not yet delivered.

(8)	Mr. Hamada’s information includes 59,281 Restricted Stock Units allocated but not yet delivered. Also includes 210,290 shares of Common Stock held by a family trust for which Mr. Hamada is a trustee.

(9)	Ms. Miller’s information includes 16,024 Restricted Stock Units allocated but not yet delivered.

(10)	Mr. Moriarty’s information includes 22,168 Restricted Stock Units allocated but not yet delivered.

(11)	Mr. Robinson’s information includes 34,725 Phantom Stock Units.

(12)	Mr. Schumann’s information includes 26,061 Phantom Stock Units.

(13)	Mr. Zammit’s information includes 22,106 Restricted Stock Units allocated but not yet delivered.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act, Avnet’s Directors, executive officers and beneficial owners of more than 10% of the outstanding Common Stock are required to file reports with the Securities and Exchange Commission concerning their ownership of and transactions in Avnet Common Stock, and are also required to provide Avnet with copies of such reports. Based solely on such reports and related information furnished to Avnet, Avnet believes that in fiscal 2016 all such filing requirements were complied with in a timely manner by all Directors and executive officers.

EXECUTIVE OFFICERS OF THE COMPANY

As of September 13, 2016, the executive officers of the Company were:

Name	Age	Office
William J. Amelio	58	Chief Executive Officer
Michael D. Buseman	55	Senior Vice President and Chief Global Logistics and Operations Officer
Gerard W. Fay	57	Senior Vice President and President, Avnet Electronics Marketing
Erin Lewin	46	Senior Vice President and General Counsel
MaryAnn Miller	59	Senior Vice President, Chief Human Resources Officer and Corporate Marketing & Communications
Kevin Moriarty	51	Senior Vice President, Chief Financial Officer and Controller
Steven R. Phillips	53	Senior Vice President and Chief Information Officer
Patrick Zammit	49	Senior Vice President and President, Avnet Technology Solutions

Mr. Amelio was appointed interim Chief Executive Officer on July 11, 2016, and was appointed Chief Executive Officer on September 6, 2016. He previously served as the President, Chief Executive Officer and as a Director of CHC Group Ltd. (2010 — 2015). From 2005 — 2009, Mr. Amelio served as Lenovo’s President and Chief Executive Officer. Mr. Amelio has served on the Company’s Board of Directors since 2014.

Mr. Buseman was appointed as Senior Vice President in 2014, and has been Chief Global Logistics and Operations Officer since 2013. Mr. Buseman joined Avnet in 2013 from Plexus Corp, where he was Executive Vice President of Global Manufacturing Operations. He joined Plexus in 2006 as Vice President of Global Technology, Quality and Facilities.

Mr. Fay has served as Senior Vice President and Global President of Avnet Electronics Marketing since 2013. He previously served as Chief Global Logistics and Operations Officer (2011 — 2013) and served as Senior Vice President of Global Strategic Accounts for Avnet United (2005 — 2011). Mr. Fay joined Avnet in 2005 with the Company’s acquisition of electronic components distributor Memec, where he served as President of Memec Americas.

Ms. Lewin was appointed Senior Vice President and General Counsel in 2013. Previously, she served as Vice President and General Counsel, Americas (2009 — 2013), and Vice President and Chief Ethics and Compliance Officer (2007 — 2009). Before joining Avnet in 2007, Ms. Lewin was Managing Director and Associate General Counsel of US Airways.

Ms. Miller was appointed Senior Vice President in 2011 and served as Vice President from 2009 — 2011. She serves as the Company’s Chief Human Resources Officer and Corporate Marketing & Communications. She previously served as Senior Vice President Global Human Resources (2008 — 2009) and Vice President of Talent and Organizational Effectiveness (2006 — 2008).

Mr. Moriarty joined the Company in 2013 and is the Company’s Chief Financial Officer and a Senior Vice President. Prior to joining the Company, Mr. Moriarty served in a variety of senior leadership positions at Honeywell International, Inc. (2002 — 2012). He served as Vice President and Chief Financial Officer for Honeywell International’s Aerospace Business Group (2009 — 2012) and served as Vice President and Chief Financial Officer for the company’s Performance Materials and Technologies Group (2008 — 2009).

Mr. Phillips was appointed Senior Vice President and Chief Information Officer of Avnet in 2011 having served as Vice President and Chief Information Officer since 2006. He joined Avnet with the 2005 acquisition of Memec where he had served as Senior Vice President and Chief Information Officer since 2004.

Mr. Zammit was appointed as Senior Vice President and Global President, Avnet Technology Solutions in 2015. Mr. Zammit previously served as President of Avnet Electronics Marketing EMEA (2006 – 2015).

Officers of the Company are generally elected each year at the meeting of the Board of Directors following the annual meeting of shareholders and hold office until the next such annual meeting or until their earlier death, resignation or removal.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the Compensation Discussion and Analysis (“CD&A”) and discussed it with management. Based on its review and discussion with management, the Committee recommended to the Board of Directors that the CD&A be included in the Company’s 2016 Proxy Statement and incorporated by reference into the Company’s annual report on Form 10-K. This Report is provided by the following independent directors, who comprise the Committee:

R. Kerry Clark, Chair	Ray M. Robinson
Michael A. Bradley	William H. Schumann, III

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This section explains how the Compensation Committee of Avnet’s Board of Directors made its compensation decisions for fiscal 2016 for the Named Executive Officers (the “NEOs”). The compensation paid to the NEOs for fiscal 2016 is set forth in the Summary Compensation Table in this Proxy Statement. These officers and their titles as of the end of fiscal 2016 are:

Executive	Position	Time in Position (yrs)
Richard Hamada	Chief Executive Officer (“CEO”)	5.0
Kevin Moriarty	Senior Vice President and Chief Financial Officer (“CFO”)	3.5
Gerard Fay	Senior Vice President, Avnet, Inc. and President, Electronics Marketing (“EM”)	3.0
Patrick Zammit	Senior Vice President, Avnet, Inc. and President, Technology Solutions (“TS”)	1.5
MaryAnn Miller	Senior Vice President and Chief Human Resources Officer (“CHRO”) and Corporate Marketing & Communications	7.5

Executive Summary

Avnet has designed its compensation programs and practices around a pay-for-performance philosophy that is geared towards the achievement and linkage of both short- and long-term financial and operational goals that the Company believes support the sustained growth of shareholder value. Senior executives are encouraged to think and behave like owners of the business and to consider the impact of their decisions and performance on the aggregate success of the Company as reflected in its total shareholder return (“TSR”).

Business Performance

Fiscal 2016 performance was lower than the prior year, primarily due to revenue declines at both operating groups coupled with increased expenses due to the Company’s ERP implementation at Electronic Marketing’s Americas region. EM’s revenue declined primarily due to lower high volume supply chain engagements in the Asia region while the revenue decline at Technology Solutions’ was driven by certain legacy technologies across all three regions. In fiscal 2016, the Company returned $466 million to shareholders via its dividend ($89 million) and its share repurchase program ($377 million). The Company created total shareholder return of 28.2% over the prior three years.

Performance on key financials is detailed in the table below:

	Fiscal 2015	Fiscal 2016	% Change
	$ in millions, except per share data
Sales	$27,924.7	$26,219.3	(6.1)%
Operating income	$827.7	$787.7	(4.8)%
Operating income, as adjusted(*)	$972.5	$895.6	(7.9)%
Net income	$571.9	$506.5	(11.4)%
Net income, as adjusted(*)	$623.1	$562.1	(9.8)%
Diluted earnings per share	$4.12	$3.80	(7.8)%
Adjusted diluted earnings per share(*)	$4.49	$4.22	(6.0)%
Total CEO compensation(+)	$6.7	$7.6	13.3%

(*)	In addition to presenting financial results that are determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also presents net income, operating income and diluted earnings per share adjusted to exclude certain items in the table above. The Company believes that these metrics, adjusted for the impact of certain items, is a useful measure to help shareholders better assess and understand the Company’s performance, especially when comparing results with previous periods, primarily because management views the excluded items to be outside of Avnet’s normal operating results. See Appendix A to this Proxy Statement for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures. Non-GAAP measures should be viewed in addition to, and not as an alternative for, financial results prepared in accordance with GAAP.

(+)	CEO total compensation is based on the compensation reported in the Summary Compensation Table.

(*)	See (*) above.

Philosophy and Objectives

The Compensation Committee’s objective is to establish and administer a compensation program that supports the achievement of Avnet’s business objectives and alignment of executive and shareholder interests by fairly and competitively rewarding short- and long-term performance that enhances shareholder value over time. Avnet’s short- and long-term incentive programs employ multiple performance measures to ensure focus is on the entire business. Further, the incentive programs include awards that vest over several different and overlapping periods to help ensure that performance during any one period is not maximized to the detriment of other periods. In addition to the annual cash incentive awards, equity awards vest over periods ranging from three to four years depending on the award type.

2015 Advisory Vote on Executive Compensation

At the Company’s annual meeting in November 2015, the Company submitted its executive compensation program to an advisory vote of its shareholders (also known as the “say on pay vote”). This advisory vote received support from approximately 97% of the total votes cast at the annual meeting. The Company pays careful attention to any feedback received from its shareholders about the Company’s executive compensation program, including the say on pay vote. After the annual meeting, the Company conducted a shareholder outreach program with a number of its largest registered shareholders to seek their feedback on the Company’s corporate governance and executive compensation practices. There were no significant concerns expressed during the various discussions with registered shareholders that led the Compensation Committee to make material changes to the Company’s compensation programs. The Compensation Committee carefully considered and continues to consider the results of the say on pay vote and the feedback received from its shareholders in its subsequent executive compensation decision-making.

Compensation Governance and Process

Role of the Compensation Committee and Board

The Compensation Committee:

•	designs the compensation strategy and programs;

•	approves the compensation for executive officers in line with the compensation strategy;

•	determines the target compensation, including the amount and related performance goals, for all executive officers except the CEO; and

•	recommends the target compensation of the CEO to the independent directors of the Board for their consideration and approval.

When setting CEO compensation, the Compensation Committee provides a decision-making framework for use in making a recommendation to the Board. As part of this framework, the Chairman of the Board leads the Board in conducting an annual evaluation of CEO performance relative to the performance goals and objectives established for the Company and the CEO. The CEO’s performance objectives include goals relating to enterprise performance, capital allocation strategies, strategic business plans and succession planning.

For other executive officers, the Compensation Committee determines target compensation and sets performance goals. After the end of the fiscal year, the Compensation Committee reviews the prior year’s performance and approves or recommends incentive plan payouts for all executive officers.

Role of Management

To aid in determining the compensation for the Company’s executive officers, the CEO discusses the performance of each executive officer with the Compensation Committee and provides the Compensation Committee with recommendations on the compensation levels for each individual. When making the recommendations, the CEO considers items such as the value of the job in the marketplace and within the Company, the executive officer’s performance, overall experience and time in the position, and expected future contributions. The Compensation Committee subsequently evaluates all of the factors considered by the CEO and reviews compensation summaries that tally the dollar value of the base salary, target annual cash incentive, target long-term incentives and target total direct compensation. These summaries include benchmarking data comparing each of those elements to those of the peer groups, which are further discussed below.

Role of the Independent Compensation Consultant

The Compensation Committee has retained Meridian Compensation Partners, LLC (“Meridian”) to serve as the independent compensation consultant. Meridian provides the Compensation Committee and the Board with a summary that tallies the dollar value of the base salary, target annual cash incentive, target long-term incentives and target total direct compensation, along with relevant benchmarking data using the peer groups defined below.

Benchmarking

To ensure the Compensation Committee has the information necessary to set appropriate compensation levels, the Compensation Committee reviews publicly available executive compensation data from:

•	a “core peer group”; and

•	a “supplemental peer group”.

The “core peer group” is comprised of technology distributors and electronic components manufacturing companies that are generally comparable to the Company in terms of revenue and market capitalization. The “supplemental peer group” is comprised of peers of the core peer group that are similar to the Company with respect to business operations, revenue and market capitalization. The supplemental peer group data is used to augment and validate core peer group data by providing a broader data sample from which to evaluate compensation practices. For fiscal 2016, the peer groups were:

Core Peer Group (6 Companies)	Arrow Electronics, Inc. Flextronics International Ltd.	Ingram Micro Inc. Jabil Circuit, Inc.	SYNNEX Corporation Tech Data Corporation

Supplemental Peer Group (13 Companies)	Anixter International Inc. Celestica Inc. Genuine Parts Company Insight Enterprises, Inc. Sanmina Corporation	ScanSource, Inc. Seagate Technology Plc Sysco Corporation TE Connectivity Ltd.	W.W. Grainger, Inc. Wesco International, Inc. Western Digital Corporation Xerox Corporation

Data is presented for the peers using two reference points: core peer group only and a combination of the core and supplemental peer groups. The median revenue and market capitalization for each and Avnet only are shown below:

	Fiscal 2015 ($ in billions)
Peer Group/Company	Median Revenue	Median Market Capitalization
Core Peer Group	$23.9	$4.5
Supplemental Peer Group	$10.0	$15.7
Combined Group	$13.6	$4.5
Avnet	$27.9	$5.7

Additionally, the Compensation Committee reviews general industry survey data for similar roles at companies with comparable revenue and market capitalization. For fiscal 2016, the survey data came from the 2014 Towers Watson Data Services US Compensation Data Bank General Industry Executive Survey (aged to January 1, 2015 using an annual aging factor of 3%).

As part of this benchmarking process, each executive officer’s proposed individual target compensation is evaluated against the market data, as are individual compensation elements such as base pay, annual cash incentive, long-term incentives and total direct compensation. Primary market data for the CEO, CFO and operating group presidents reflects peer proxy data. Primary market data for other executives consists of peer group proxy data where available and general industry survey data. The Compensation Committee does not view benchmarking as a prescriptive determinant of individual compensation. Rather, the Compensation Committee uses the market median as a general guide in its decisions on the target amount and mix of each element of compensation. An individual executive officer’s target compensation also takes into account other factors, such as experience in the position and long-term performance of the individual. An executive officer’s actual compensation may be above or below target compensation and will vary from year to year based on corporate and/or business unit financial results, as well as individual performance, reinforcing the Company’s pay-for-performance culture.

Overview of Pay Programs

The primary components of the Company’s compensation program and the objectives of each component are set forth in the table below:

Element of Compensation	Objectives	Key Features
Base Salary	Attract and retain executive talent in a competitive marketplace.	Reflects skills, contributions and success over time in role. Reviewed annually to ensure competitiveness and alignment with individual performance.

Annual Cash Incentive	Link variable compensation to corporate and/or business unit short-term performance as well as strategic goals.	Key financial measures used to assess performance and align executives with shareholders’ interests. Payouts dependent on meeting net income, operating margin and individual strategic goals.

Long-Term Incentive	Align executives with shareholders by rewarding long-term shareholder value creation. Reward stock price appreciation and tie executive wealth accumulation to long-term performance.

Encourages retention through multi-year vesting (three to four years) and shareholder alignment through the use of performance goals.

Performance units vest, if at all, at end of three-year period depending on meeting relative economic profit and relative total shareholder return goals.

In addition, each NEO is also eligible to receive certain other benefits as described in the “Additional Compensation Elements” below.

Pay Mix

The compensation mix at target for the CEO and the other NEOs for fiscal 2016 demonstrates that a significant portion of CEO and NEO pay is based on variable compensation, as shown below.

Avnet’s Practices

The Company’s compensation programs incorporate a number of compensation governance practices:

•

Pay-for-Performance Alignment.    A significant portion of total compensation is dependent upon the achievement of short- and long-term financial and operational goals that are designed to increase shareholder value over time. As executives gain responsibility and seniority at Avnet and exercise more direct influence over the Company’s financial and operational performance, base salary as a percentage of total compensation will typically decrease and performance-based pay will increase.

•

Focus on Long-Term Incentive Compensation.    Avnet’s equity compensation program is designed to provide a meaningful portion of compensation with the goal of having executive officers think and behave like owners over the long term. Equity awards vest over periods ranging from three to four years depending on the award type.

•

A Holistic View of Performance.    Avnet’s annual and long-term incentive programs employ multiple performance measures to assure focus is on the entire business. Further, the incentive programs include awards that vest over several different and overlapping periods to help ensure that performance during any one period is not maximized to the detriment of other periods.

•

Award Caps.    Awards under the Company’s annual cash incentive plan and performance share unit awards under the Company’s Long-Term Incentive Plan (“LTIP”) are capped at a percentage of the target to ensure such awards do not encourage excessive risk-taking.

•	Stock Ownership Guidelines. The Company has stock ownership guidelines for its executive officers and, as of July 2, 2016, each of the executive officers was in compliance with these guidelines.

•	Recoupment. The Company has adopted an incentive compensation recoupment policy.

•

Annual Risk Assessment.    The Compensation Committee has assessed the Company’s compensation programs and concluded that the Company’s policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

•

Committee Independence.    The Compensation Committee is made up entirely of independent directors and the Compensation Committee’s independent compensation consultant did not provide any services to management.

•	Hedging or Pledging are Prohibited. The Company’s insider trading policy prohibits directors and executive officers from hedging or pledging Avnet securities.

•	No Tax Gross-Ups on Excise Taxes. The Company’s change of control agreements do not provide for excise tax reimbursements to any of the Company’s executive officers.

•	No Dividends or Dividend Equivalents on Unearned/Unvested Equity. The Company does not pay dividends or dividend equivalents on unearned or unvested equity awards.

•	Repricing of Awards is Prohibited. Repricing of stock options and stock appreciation rights is prohibited without shareholder approval. The Company does not have a history of repricing equity awards.

•	No Above-Market Returns. The Company does not offer preferential or above-market returns on deferred compensation.

•	Stock Options are Granted at Fair Market Value. The Company does not grant stock options with an exercise price below the fair market value of the Company’s Common Stock on the date of the grant.

Elements of Executive Compensation

Base Salary

For fiscal 2015 and fiscal 2016, the annualized salaries as of the end of the applicable fiscal year are as follows:

NEO	2015 Year End Annualized Base Salary	2016 Year End Annualized Base Salary
Mr. Hamada	$950,000	$1,000,000
Mr. Moriarty	$600,000	$650,000
Mr. Fay	$575,000	$600,000
Mr. Zammit(1)	$484,000	$488,400
Ms. Miller	$500,000	$540,000

(1)	Mr. Zammit’s cash compensation is paid in Euros. For purposes of this CD&A, when discussing his cash compensation for 2016, the Company assumed an exchange rate of $1.11 to €1.00 and $1.10 to €1.00 for 2015.

The Company generally implements base pay increases for executive officers on a fiscal year basis, with occasional mid-year increases to reflect a promotion, changing circumstances, or the addition of experience or responsibilities. In determining increases to base salaries, the Compensation Committee considered the benchmarking data, the NEO’s experience in the position and the long-term performance of the individual NEO.

Annual Cash Incentives

Executive officers are eligible to receive annual cash incentive compensation pursuant to the Executive Incentive Plan (the “Incentive Plan”) based on the financial performance of the Company and, where appropriate, the business unit for which the executive officer has direct responsibility. In addition, a portion of the annual cash incentive opportunity is tied to individual performance against pre-established strategic goals. For fiscal 2016, 80% of each NEO’s target annual cash incentive related to financial goals and 20% related to individual performance goals.

For fiscal 2016, payouts to the NEOs for performance related to the Incentive Plan ranged from 70% to 84% of target annual incentive opportunity based on the financial results outlined below and based on the Compensation Committee’s assessment of each NEO’s performance relative to their respective strategic initiatives:

•	Net income after tax, as defined below (“NIAT”), was $560.0 million;

•	Operating income margin was 3.40%;

•	Net income before tax, as defined below (“NIBT”), for EM and TS was $683.8 million and $279.5 million, respectively; and

•	Operating income margin for EM and TS was 4.36% and 3.29%, respectively.

The target annual cash incentive compensation for fiscal 2015 and fiscal 2016 for the NEOs is set forth in the following table:

NEO	2015	2016
Mr. Hamada	$1,425,000	$1,500,000
Mr. Moriarty	$600,000	$650,000
Mr. Fay	$550,000	$600,000
Mr. Zammit(1)	$242,000	$488,400
Ms. Miller	$375,000	$410,000

(1)	Mr. Zammit became an executive officer during the second half of fiscal 2015.

The increases in target cash incentive compensation take into account the benchmarking data, the NEO’s experience in the position and the long-term performance of the individual NEO.

Financial Performance Goals.    Financial performance goals are reviewed in conjunction with the Company’s budget for the upcoming fiscal year. When determining the budget, the Board seeks to ensure that it is fair, challenging and forward-looking, without encouraging excessive risk-taking. Additionally, when determining the fiscal 2016 budget, the Board considered the Company’s results in fiscal 2015, projected growth and the operating environment as projected by industry analysts. At its August meeting, the Compensation Committee or the Board, as appropriate, finalized the financial goals and the target cash incentive compensation relating to such financial goals.

Company-wide performance goals are based on the percentage achievement of Avnet’s fiscal 2016 net income after tax, excluding certain items (“NIAT”), and adjusted operating income margin (“OI Margin”). Operating group performance goals are based upon the achievement of the applicable operating group’s fiscal 2016 net income before tax, excluding certain items (“NIBT”) and OI Margin with respect to the applicable operating group. These measures were selected to drive profitable growth. Corporate and business unit goals by NEO are discussed below:

		Corporate		Business Unit
Executive	Financial Performance	NIAT	OI Margin	NIBT	OI Margin
Mr. Hamada	80%	60%	40%	—	—
Mr. Moriarty	80%	60%	40%	—	—
Mr. Fay	80%	30%	20%	30%	20%
Mr. Zammit	80%	18%	12%	42%	28%
Ms. Miller	80%	60%	40%	—	—

A summary of financial performance goals for fiscal 2016 is presented in the table below:

Company/Business Unit	NIAT ($000s)	NIBT ($000s)	OI Margin
Avnet	$664.8	—	Baseline: 3.50%	Target: 3.85%
EM	—	$795.7	Baseline: 4.60%	Target: 4.92%
TS	—	$354.2	Baseline: 3.20%	Target: 3.53%

Performance for NIAT and NIBT is calculated based on the ratio of actual performance to the target goal. For OI Margin, performance is calculated by adding or deducting 0.5% from 100% for every 1 basis point deviation from the baseline and adding an additional 0.5% (for a total of 1.0%) for every basis point above the target. If NIAT or NIBT performance attainment is less than 100% of the target goal, each 1% change in attainment will result in a 2% change in the incentive payout; if NIAT or NIBT performance attainment is greater than 100% of the target goal, each 1% change in attainment will result in a 4% change in the incentive payout. If OI Margin performance attainment is less than 100%

of baseline, each 1% change in attainment will result in a 2% change in the incentive payout; for OI Margin attainment from baseline to target, the payout factor is linear; for OI Margin attainment greater than target, each 1% change in attainment will result in a 4% change in the incentive payout. Maximum cash incentive compensation relating to the financial performance is capped at 200% of target and no cash incentive compensation will be earned if actual performance is less than 70% of the financial target.

The table below outlines the payout ranges that apply to the financial goals.

Performance Level	Payout Range
(as percentage of target incentive opportunity)
Below 70% of performance goal	0%
Between 70% and less than 100% of performance goal	40% - 98%
Target of 100%	100%
Between 101% and 125% of performance goal	104% - 200%
Above 125% of performance goal	200%

Individual Performance Goals.    For each NEO, 20% of their annual cash incentive was tied to achievement of pre-established individual objectives and strategic initiatives. These objectives, which vary by NEO, focus on areas that provide immediate value, as well as those that are important for building future growth capability. These areas include efficiency initiatives, financial planning initiatives and goals with respect to specific businesses or functions. Maximum cash incentive compensation relating to the individual performance goals is capped at 200% of target.

Payout.    The NEOs were paid the following annual cash incentive amounts for fiscal 2016 performance:

NEO	Target Cash Incentive	Cash Incentive Paid for Fiscal 2016	Percentage of Target Achieved
Mr. Hamada	$1,500,000	$1,149,912	77%
Mr. Moriarty	$650,000	$530,795	82%
Mr. Fay	$600,000	$421,449	70%
Mr. Zammit	$488,400	$384,992	79%
Ms. Miller	$410,000	$332,759	81%

The percentages of target cash incentive earned with respect to the financial performance goals were calculated as follows:

	NIAT/NIBT ($000s)				OI Margin
Company/Business Unit	Target	Actual	% Achieved	Payout %	Baseline	Actual	% Achieved	Payout %
Avnet	$664.8	$560,005	84.23%	68.46%	3.50%	3.40%	90.00%	90.00%
EM	$795.7	$683,815	85.94%	71.88%	4.60%	4.36%	76.00%	76.00%
TS	$354.2	$279,488	78.90%	57.80%	3.20%	3.29%	104.50%	104.50%

Performance relative to pre-established individual objectives and strategic initiatives as a percentage of target for fiscal 2016 were:

Mr. Hamada: 75%	Mr. Moriarty: 100%	Mr. Fay: 50%
Mr. Zammit: 87.5%	Ms. Miller: 97.5%

The actual annual cash incentive earned for fiscal 2016 was a result of performance at Avnet, EM and TS, as well as a result of the performance relative to the individual strategic objectives. Based on overall performance below target levels, all NEOs saw decreases ranging from 18% to 30% in the fiscal 2016 Incentive Plan payouts. For additional information regarding the fiscal 2016 performance of the Company and its operating groups, please refer to the Company’s Annual Report on Form 10-K for the year ended July 2, 2016.

Long-Term Incentives

The Compensation Committee uses long-term incentive compensation in the form of equity awards for all executive officers as a valuable compensation component. Equity awards under the LTIP provide a strong incentive to increase shareholder value over time and improve TSR, as well as aid in retention.

Avnet utilizes a portfolio approach to long-term incentive awards to better align executive compensation to shareholder interests, provide executive officers with an opportunity to benefit from stock price appreciation and ensure that a portion of long-term pay is tied to performance relative to peer companies. Executive officers do not have a set target for long-term incentive compensation at the beginning of each year (e.g., target value as a percentage of base salary). Rather, at the beginning of each year, long-term incentive awards are determined based on a variety of factors including market competitiveness and the executive officer’s prior-year performance. As a result, the target value of awards on grant date for an executive officer can vary from year to year.

The Compensation Committee generally awards a mix of restricted stock units (“RSUs”), stock options, and performance share units (“PSUs”) to the Company’s executive officers. In fiscal 2016, Avnet granted stock options, time-based RSUs and PSUs to each of the NEOs. With respect to the target value of the LTIP awards to the NEOs, generally, RSUs represent 25% of the award, stock options represent 25% of the award and PSUs represent 50% of the award. The fiscal 2016 approved LTIP awards are listed in the following table.

NEO	PSUs (#)	Stock Options (#)	RSUs (#)	Target Value of LTIP Awards ($)
Mr. Hamada	58,590	104,776	29,296	$5,000,000
Mr. Moriarty	19,920	35,624	9,960	$1,700,000
Mr. Fay	14,646	26,196	7,324	$1,250,000
Mr. Zammit	14,061	25,148	7,032	$1,200,000
Ms. Miller	12,303	22,004	6,152	$1,050,000

Performance Share Units.    The Compensation Committee or, where applicable, the Board, uses the combination of three distinct successive annual relative economic profit performance periods over three years as a performance goal because the Board believes that economic profit growth is a key factor in the creation of shareholder value. Using annual performance periods makes these goals more meaningful to the executive officers and enhances the line of sight between performance and award results. In addition, the Compensation Committee uses relative TSR as a payout measure to promote a closer alignment between long-term incentive payments and shareholder returns delivered during the three-year performance period.

The PSUs awarded in fiscal 2016 vest based upon a three-year performance period covering the Company’s fiscal years 2016, 2017 and 2018. Vesting of these PSUs is subject to Avnet achieving Relative EP, as defined below, and Relative TSR, as defined below, equal to at least the respective threshold levels set forth below. Relative EP and Relative TSR are equally weighted for determining PSU payouts. While Relative EP is calculated for each year during the performance period, the PSUs associated with that performance measure do not vest until the end of the three-year performance period. For Relative EP, the Compensation Committee selected the S&P SuperComposite Technology Distributors Index – Sub-Industry Index, excluding Avnet, as the comparator group. It is comprised of technology distributors that are the most comparable to Avnet in terms of revenue, market capitalization and business environment. For Relative TSR, the Compensation Committee selected the broader S&P MidCap400 Information Technology Index as the comparator group to provide for more stability and continuity in the relative TSR peer group composition and performance levels.

For purposes of the PSU awards:

•

“Relative EP” means, with respect to each fiscal year in the three-year Relative EP performance period, Avnet’s economic profit per dollar of average capital for such fiscal year as compared to the economic profit per dollar of average capital of the companies in the S&P SuperComposite Technology Distributors Index — Sub-Industry Index, excluding Avnet.

•

“Economic profit” for a business means operating income after tax (assuming an effective tax rate of 35%), less a capital charge of 10% on the amount of capital invested in the business. For purposes of the PSUs, “operating income” excludes certain items as determined by the Compensation Committee, such as restructuring charges, asset write-downs, impairments and financial impacts of accounting, tax and regulatory changes, etc.

•

“Relative TSR” means the percentile rank (from 0%ile for the lowest to 100%ile for the highest) of Avnet’s “Total Shareholder Return” compared to the individual total shareholder return of each company in the S&P MidCap400 Information Technology Index over the three-year performance period.

•	“Total Shareholder Return” means the percent calculated using the following formula:

Average stock price at the end of period – average stock price at the start of period + dividends

Average stock price at the start of period

When calculating the average stock price at the beginning and end of the relevant period, the Company uses the 30-trading day average immediately before and including the start day and the 30-trading day average immediately before and including the end day of the applicable period.

Based upon the Company’s actual Relative EP and Relative TSR, the recipient is eligible to receive a percentage of the target number of shares ranging from 0% to 200% of the participant’s targeted number of shares as set forth below. As Relative EP is calculated each year during the three-year performance period, the payout percentage of target set forth below is multiplied by one-third and the number of PSUs associated with each year’s Relative EP performance vest at the end of the three-year performance period.

Relative EP
Relative EP relative to the Index	-10%	-5%	0%	+5%	+10%
Payout Percent of Target	0%	50%	100%	150%	200%

Relative TSR
Percentile Rank	<30%ile	30%ile	50%ile	75%ile+
Payout Percent of Target	0%	50%	100%	200%

If Avnet’s actual annual Relative EP or Relative TSR is between two achievement levels set forth in the table above, the percentage vesting shall be determined by linear interpolation.

The Compensation Committee set target payouts at the median level of the TSR peer group with threshold payouts at the 30th percentile to set a minimum relative performance level compared to the comparator group while retaining the retention value of the overall award.

Performance Share Units Earned.    The payout percentages for the PSU awards for the past five years are set forth in the following table:

Performance Period	Payout
Fiscal Years 2014 – 2016	89%
Fiscal Years 2013 – 2015	107%
Fiscal Years 2012 – 2014	94%
Fiscal Years 2011 – 2013	90%
Fiscal Years 2010 – 2012	150%

Stock Options.    Stock options provide the opportunity for compensation only if the Company’s stock price appreciates from the date of grant, enhancing the alignment of executive officer pay with shareholder interests. Options typically vest annually in equal installments over a four year period. The exercise price reflects the closing stock price on the date of grant. The vesting parameters are designed to enhance NEO retention.

Restricted Stock Units.    RSUs typically vest in four equal installments over three-and-a-half years and are intended to enhance the retention of NEOs over an extended period.

Additional Compensation Elements

Retirement Benefits.    Avnet provides a retirement benefit to certain employees under a tax-qualified retirement plan and a retirement benefit under nonqualified retirement plans. The Avnet pension plan (the “Pension Plan”) is a type of tax-qualified defined benefit plan commonly referred to as a cash balance plan. Cash balance plans are similar in nature to a defined contribution plan in that a participant’s benefit is defined in terms of a stated account balance. As a cash balance plan, the Pension Plan provides the Company with the benefit of applying any earnings on the Plan’s investments beyond the fixed return provided to participants toward the Company’s future cash funding obligations. The nonqualified retirement plans consist of the Avnet restoration pension plan (the “Restoration Plan”) and the supplemental executive officers’ retirement plan (the “SERP”). The plans are more fully described in the “Pension Benefits” section. Only U.S. employees are eligible to participate in the Pension and Restoration Plans. Mr. Zammit, as a former resident of France and a current resident of Belgium, is a participant in the Company’s pension plans established in France and Belgium. The SERP was closed to new participants effective December 31, 2011, and the Restoration Plan was adopted effective January 1, 2012. Pursuant to the terms of the Restoration Plan and the SERP, any benefit payable under the Restoration Plan reduces the benefit payable under the SERP. These plans are important retention tools in the Avnet compensation program because the receipt of benefits under these plans is contingent upon the satisfaction of certain age and service requirements. Additionally, as the benefits provided under the nonqualified retirement plans are based in part on a participant’s yearly cash compensation, including a participant’s annual cash incentive compensation, the plans include a performance based element. The Company balances the effectiveness of these plans as a compensation and retention tool with the cost of these plans.

Deferred Compensation.    The Company maintains a Deferred Compensation Plan for highly compensated U.S. employees, which includes each NEO with the exception of Mr. Zammit. The program permits these employees to set aside a portion of their income for retirement on a pre-tax basis, in addition to the amounts allowed under the Company’s 401(k) Plan, at a minimal administrative cost to the Company. Under this unfunded program, amounts deferred by a participant are credited with earnings based upon the returns actually obtained through the “deemed investment” selected by the participant, as described in more detail following the Nonqualified Deferred Compensation Table. The Company does not offer preferential or above market returns on the compensation deferred.

Executive Benefits.    The Company provides NEOs with a limited number of perquisites that the Company and the Compensation Committee believe are reasonable and consistent with Avnet’s overall compensation program, and necessary to remain competitive. Costs associated with the perquisites provided by the Company are included in the “All Other Compensation” column in the Summary Compensation Table.

Generally, the Company does not increase payment to any employees, including NEOs, to cover personal income taxes. However, certain expatriate allowances, relocation reimbursements and tax equalization payments are made to employees assigned to work outside his or her home country and the Company will cover the personal income taxes due on these items. Mr. Zammit is currently a resident of Belgium and, as such, is subject to personal income taxes in Belgium. In addition, as Mr. Zammit’s position as TS President requires that he periodically conduct business in the United States, he is subject to state and federal personal income taxes in the United States. As a result of his role as TS President, the Company agreed to make certain tax equalization payments (including tax gross-up payments) to him to ensure that the position is tax neutral to Mr. Zammit. The Company expects these payments to cease when Mr. Zammit becomes a resident of the United States. Costs associated with the tax equalization payments provided by the Company are included in the “All Other Compensation” column in the Summary Compensation Table.

Change of Control Agreements.    Each NEO has a change of control agreement with the Company. The change of control agreements are intended to encourage retention in the face of the disruptive impact of an actual or attempted change of control of the Company. The agreements are also intended to align executive officer and shareholder interests by enabling executive officers to consider corporate transactions that are in the best interests of the shareholders and other constituents of the Company without undue concern over whether the transactions may jeopardize the executive officers’ own employment. The change of control agreements do not provide for excise tax reimbursements to any of the Company’s executive officers. More detailed descriptions of these programs are included in the “Potential Payouts Upon Termination and Change of Control” section.

Additional Information

Stock Ownership Guidelines

With a significant portion of each executive officer’s total compensation delivered in the form of equity-based incentives, executive officers have a substantial interest and incentive to ensure profitable growth of the Company and to drive long-term shareholder value. To further reinforce this focus, the Compensation Committee has established stock ownership guidelines for all executive officers. The guidelines provide that the executive officers are required to hold shares of the Company’s Common Stock or unvested RSUs, with a market value equal to a multiple of each officer’s base salary, as set forth below:

Chief Executive Officer	Shares with market value equal to 5 times base salary
Chief Financial Officer, General Counsel and Operating Group Presidents	Shares with market value equal to 3 times base salary
Other Executive Officers	Shares with market value equal to 1 times base salary

Until the ownership level under the Company’s stock ownership guidelines is met, executive officers must hold at least 50% of any net shares he or she receives upon the exercise of options or upon the delivery of any RSU or PSU awards. Currently, all NEOs satisfy these guidelines.

Insider Trading and Hedging/Pledging Policy

The Company’s insider trading policy expressly prohibits ownership of financial instruments or participation in investment strategies that hedge the economic risk of owning the Company’s securities. Additionally, executive officers and directors are prohibited from hedging or pledging Avnet securities as collateral for loans. The Company’s insider trading policy prohibits executive officers and directors from trading in securities of Avnet or engaging in any other action to take advantage of, or pass on to others, material nonpublic information relating to Avnet or any other company with which Avnet has a relationship, including Avnet’s customers, suppliers or potential parties in a business transaction.

Recoupment Policy

Pursuant to the Company’s incentive compensation recoupment policy, in the event of a restatement of the Company’s financial results due to the misconduct of any employee, the Independent Directors are authorized to take action to recoup all or part of any incentive compensation received by an executive officer. For purposes of this policy, incentive compensation includes any cash or stock-based award under the Company’s Incentive Plan or LTIP, the amount of which is determined in whole or in part upon achievement of specific financial performance targets. The policy defines misconduct as the willful commission of an illegal act, fraud, intentional misconduct or gross recklessness in the performance of an employee’s duties and responsibilities. In determining whether to take action to recoup any incentive compensation received by an executive officer, the Independent Directors will take into consideration whether the executive officer engaged in the misconduct or was in a position, including in a supervisory role, to have been able to have reasonably prevented the misconduct that caused the restatement.

Equity Grant Practices

Equity award decisions are generally made at the Board or Compensation Committee’s regularly scheduled meetings in August, which are generally scheduled at least one year in advance. Pursuant to the Company’s equity incentive plans, the exercise price of each stock option awarded to the executive officers is the closing price of Avnet’s Common Stock on the date of grant. Options and other equity-based awards may be granted in connection with a new hire or a promotion, in which case awards may be granted at the Compensation Committee meeting at or about the time of hiring or promotion. Grants are made without regard to anticipated earnings or major announcements by the Company.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits to $1 million the amount of remuneration that Avnet may deduct in any calendar year for its CEO and three other highest-paid NEOs, other than the CFO. The limitation applies only to compensation that is not considered “performance based” as defined in the Section 162(m) regulations.

In designing the Company’s compensation programs, the Compensation Committee considers the effect of Section 162(m) of the Code, as well as other factors relevant to the Company’s business needs. The Company has historically taken, and intends to continue to take, reasonable and appropriate actions with respect to achieving deductibility of annual incentive and long-term compensation. To maintain flexibility, the Compensation Committee does not have a policy requiring all compensation to be deductible.

COMPENSATION OF AVNET EXECUTIVE OFFICERS

The following table sets forth information concerning the compensation provided by Avnet for the years indicated to the Named Executive Officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)(3)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Richard Hamada(4)	2016	1,000,000	—	3,584,578	1,120,055	1,149,912	744,449	35,650	7,634,644
Chief Executive Officer	2015	950,000	—	3,300,087	924,207	1,354,240	161,057	48,444	6,738,035
	2014	900,000	—	2,288,202	1,330,118	1,382,184	973,982	31,814	6,906,300
Kevin Moriarty	2016	650,000	—	1,218,706	380,821	530,795	153,563	26,472	2,960,357
Senior Vice President and	2015	600,000	—	1,022,396	286,286	603,206	105,686	20,280	2,637,854
Chief Financial Officer	2014	525,000	280,000	686,406	399,036	568,612	—	20,280	2,479,334
Gerry Fay	2016	600,000	—	896,083	280,035	421,449	148,994	16,908	2,363,469
Senior Vice President and	2015	550,000	—	1,152,131	479,559	544,144	107,620	19,571	2,853,025
President, Avnet Electronics Marketing	2014	418,750	—	571,986	332,506	474,867	77,229	23,450	1,898,788
Patrick Zammit(5)	2016	488,400	—	860,314	268,832	384,992	104,501	379,332	2,486,371
Senior Vice President and President, Avnet Technology Solutions	2015	512,693	—	936,866	419,274	470,411	126,949	162,454	2,628,647
MaryAnn Miller	2016	540,000	—	752,719	235,223	332,759	364,218	26,871	2,251,790
Senior Vice President and	2015	500,000	—	681,454	190,889	377,004	158,216	20,372	1,927,935
Chief Human Resources Officer and Corporate Marketing and Communications	2014	425,000	—	607,077	176,648	393,315	353,030	20,491	1,975,561

(1)	Amounts shown under the heading “Stock Awards” reflect the grant date fair value of awards of RSUs and PSUs, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair value of RSUs awarded to each NEO in fiscal 2016 is as follows: Mr. Hamada — $1,208,753; Mr. Moriarty — $410,950; Mr. Fay — $302,188; Mr. Zammit — $290,140; and Ms. Miller — $253,832. With respect to PSUs, the grant date fair value was computed based upon the target outcome of the performance conditions as of the grant date, which was consistent with the estimates used by the Company to measure compensation cost determined as of the grant date. Assuming the target performance is achieved for PSUs awarded in fiscal 2016, the grant date fair value of the award to each NEO is as follows: Mr. Hamada — $2,375,825; Mr. Moriarty — $807,756; Mr. Fay — $593,895; Mr. Zammit — $570,174; and Ms. Miller — $498,887. Assuming the maximum payout of PSUs granted in fiscal 2016 is achieved, the grant date fair value of such awards would be $4,751,649, $1,615,512, $1,187,791, $1,140,347 and $997,773 for Messrs. Hamada, Moriarty, Fay, and Zammit, and Ms. Miller, respectively. Amounts shown under the heading “Option Awards” reflect the grant date fair values for stock option awards calculated using the Black-Scholes option pricing model. For information on the assumptions used to calculate the value of the awards, refer to Note 12 to the Company’s Consolidated Financial Statements in its Annual Report on Form 10-K for the year ended July 2, 2016. The amounts included in these columns relate to awards made in the fiscal year and reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and do not correspond to the actual amount that will be realized by the NEOs.

(2)	The amount includes the net change in the actuarial present value of accumulated benefits under the Company’s qualified and nonqualified retirement plans. For fiscal 2016, the increase in the actuarial present value of accumulated benefits under the Company’s qualified plan was $59,600, $35,919, $51,366, and $51,356 for Messrs. Hamada, Moriarty, and Fay, and Ms. Miller, respectively. Mr. Zammit is not a participant in the Company’s qualified plan. For fiscal 2016, the increase in the actuarial present value of accumulated benefits under the Company’s nonqualified retirement plans was $684,849, $117,644, $97,628, $67,991 and $312,862 for Messrs. Hamada, Moriarty, Fay, and Zammit, and Ms. Miller, respectively. The increase in the accumulated benefits under the nonqualified retirement plans was primarily due to the lower discount rate applicable to fiscal 2016 versus the prior year. Messrs. Moriarty and Fay are not participants in the SERP. In addition to the SERP, Mr. Zammit is also a participant in a Company-sponsored retirement plan in Belgium and the increase in the value of that plan was $36,510.

(3)	The amount includes (a) expenses associated with the Company’s automobile program for each of the NEOs, (b) the cost of annual physical exams, (c) tax equalization payments (including gross-up) of $302,384 on behalf of Mr. Zammit, and (d) the Company’s contribution to a French retirement program on behalf of Mr. Zammit in the amount of $42,352. When Mr. Zammit joined the Company he was a resident of France, and when he relocated to Belgium, the Company continued to fund his French retirement plan, which is a social security type program. Mr. Zammit is subject to personal income taxes in Belgium and the United States. In connection with his promotion to TS President, the Company agreed to make certain tax equalization payments covering his U.S. income tax obligation. For additional discussion on the tax equalization payments, please see the discussion in the CD&A. For Messrs. Hamada and Zammit, their automobile lease and insurance costs included above are $33,522 and $26,366, respectively. For the other NEOs, none of their perquisites and personal benefits exceeded the greater of $25,000 or 10% of the total amount of their benefits.

(4)	Mr. Hamada ceased serving as the Company’s CEO subsequent to the end of fiscal 2016. Mr. Amelio was appointed as interim CEO effective July 11, 2016, and was appointed as CEO on September 6, 2016.

(5)	Mr. Zammit’s salary and non-equity incentive were paid in Euros and translated at the average exchange rate for fiscal 2016. The expenses associated with the Company provided automobile were also paid in Euros and translated at the average exchange rates applicable to each of the Company’s fiscal quarters. The net change in the actuarial present value of Mr. Zammit’s Belgian retirement plan was translated at the average exchange rate for fiscal 2016.

Grants of Plan-Based Awards

The following table provides information about equity and non-equity plan-based awards to the NEOs in fiscal 2016 relating to: (1) annual cash incentive awards; (2) PSUs; (3) RSUs; and (4) stock options. The actual payouts earned in fiscal 2016 under the Non-Equity Incentive Plan Awards are included in the Summary Compensation Table as are the grant date fair values associated with the awards under the Equity Incentive Plan, All Other Stock Awards and All Other Option Awards in the table below.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Options Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Richard Hamada	8/13/2015	480,000	1,500,000	3,000,000	—	—	—	—	104,776	42.67	1,120,055
	8/13/2015	—	—	—	1	58,590	117,180	—	—	—	2,375,825
	8/13/2015	—	—	—	—	—	—	29,296	—	—	1,208,753
Kevin Moriarty	8/13/2015	208,000	650,000	1,300,000	—	—	—	—	35,624	42.67	380,821
	8/13/2015	—	—	—	1	19,920	39,840	—	—	—	807,756
	8/13/2015	—	—	—	—	—	—	9,960	—	—	410,950
Gerry Fay	8/13/2015	192,000	600,000	1,200,000	—	—	—	—	26,196	42.67	280,035
	8/13/2015	—	—	—	1	14,646	29,292	—	—	—	593,895
	8/13/2015	—	—	—	—	—	—	7,324	—	—	302,188
Patrick Zammit	8/13/2015	156,288	488,400	976,800	—	—	—	—	25,148	42.67	268,832
	8/13/2015	—	—	—	1	14,061	28,122	—	—	—	570,174
	8/13/2015	—	—	—	—	—	—	7,032	—	—	290,140
MaryAnn Miller	8/13/2015	131,200	410,000	820,000	—	—	—	—	22,004	42.67	235,223
	8/13/2015	—	—	—	1	12,303	24,606	—	—	—	498,887
	8/13/2015	—	—	—	—	—	—	6,152	—	—	253,832

(1)	The threshold column assumes payout of 32% of the target amount that is based on financial measures and no payout of the target amount based on the individual performance component. The target column assumes that the annual incentive was paid at 100% of target for the financial and individual components. The maximum column assumes the highest amounts payable on the financial and individual components, resulting in a payout of 200% of the target amount. Achievement below the threshold would yield a payout of $0. With respect to Mr. Zammit’s award, the Company assumed an exchange rate of $1.11 to €1.00, which is the average rate applicable to the Company’s fiscal 2016.

(2)	This column represents grants of PSUs. As discussed in the CD&A, based upon the Company’s actual Relative EP and Relative TSR during the three-year performance period, the executive is eligible to receive a percentage of the target number of shares ranging from 0% to 200% of his or her targeted number of shares.

(3)	The vesting schedules for the PSUs, RSUs and the stock option grants made in fiscal 2016 are as follows:

Type of Awards Made in Fiscal 2016	Vesting Schedule
Performance Share Units (PSUs)	vest, if at all, at the end of fiscal 2018 (June 30, 2018)
Restricted Stock Units (RSUs)	25% each on the first business day in January of 2016 through 2019
Stock Options	25% on each of the first through fourth anniversaries of the grant date

For additional description of the terms and awards of RSUs, stock options and PSUs made in fiscal 2016, see the description of long-term incentives in the CD&A and Note 12 to the Company’s Consolidated Financial Statements included in its Form 10-K for the fiscal year ended July 2, 2016.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the current holdings of stock options and stock awards by the NEOs as of July 2, 2016. This table includes unexercised and unvested option grants, unvested RSUs, and PSUs with vesting conditions that have not yet been satisfied. Each equity grant is shown separately for each NEO. The vesting schedule for each grant is shown following this table, based on the option grant date or stock award date. The market value of the stock awards is based on the closing market price of the Company’s Common Stock as of July 2, 2016, which was $40.27. The PSUs are subject to specified performance objectives over the performance period. The market values as of July 2, 2016, shown in columns (h) and (j) below, assume 100% achievement of these performance objectives. For additional information about the option grants and stock awards, see the description of long-term incentives in the CD&A and Note 12 to the Company’s Consolidated Financial Statements included in its Form 10-K for the fiscal year ended July 2, 2016.

	Option Awards					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (RSUs)(#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (PSUs)(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)		(b)	(c)	(e)	(f)		(g)	(h)	(i)	(j)
Richard Hamada	8/09/2007	30,932	—	34.34	8/08/2017		—	—	—	—
	8/07/2008	45,128	—	28.80	8/06/2018		—	—	—	—
	8/12/2010	50,916	—	24.41	8/11/2020		—	—	—	—
	8/11/2011	59,828	—	27.94	8/10/2021		—	—	—	—
	8/09/2012	59,472	19,824	32.43	8/08/2022	8/09/2012	5,550	223,499	—	—
	8/08/2013	56,940	56,940	39.04	8/07/2023	8/08/2013	2,561	103,131	—	—
	8/07/2014	19,531	58,593	40.88	8/06/2024	8/07/2014	14,066	566,438	56,262	2,265,671
	8/13/2015	—	104,776	42.67	8/12/2025	8/13/2015	21,972	884,812	58,590	2,359,419
Kevin Moriarty	1/02/2013	51,000	17,000	31.89	1/01/2023		—	—	—	—
	8/08/2013	17,082	17,082	39.04	8/07/2023	8/08/2013	768	30,927	—	—
	8/07/2014	6,050	18,150	40.88	8/06/2024	8/07/2014	4,358	175,497	17,430	701,906
	8/13/2015	—	35,624	42.67	8/12/2025	8/13/2015	7,470	300,817	19,920	802,178
Gerry Fay	8/11/2011	5,342	—	27.94	8/10/2021		—	—	—	—
	8/09/2012	6,058	3,029	32.43	8/08/2022	8/09/2012	848	34,149	—	—
	8/08/2013	14,234	14,234	39.04	8/07/2023	8/08/2013	640	25,773	—	—
	8/07/2014	5,095	15,285	40.88	8/06/2024	8/07/2014	3,670	147,791	14,676	591,003
	1/05/2015	5,556	16,668	42.26	1/04/2025	1/05/2015	4,732	190,588	—	—
	8/13/2015	—	26,196	42.67	8/12/2025	8/13/2015	5,493	221,203	14,646	589,794
Patrick Zammit	8/13/2009	462	—	24.75	8/12/2019		—	—	—	—
	8/12/2010	12,728	—	24.41	8/11/2020		—	—	—	—
	8/11/2011	17,096	—	27.94	8/10/2021		—	—	—	—
	8/09/2012	14,043	4,681	32.43	8/08/2022	8/09/2012	1,311	52,794	—	—
	8/08/2013	7,118	7,118	39.04	8/07/2023	8/08/2013	1,281	51,586	—	—
	8/07/2014	3,821	11,463	40.88	8/06/2024	8/07/2014	2,752	110,823	11,007	443,252
	1/05/2015	5,556	16,668	42.26	1/04/2025	1/05/2015	4,732	190,558	—	—
	8/13/2015	—	25,148	42.67	8/12/2025	8/13/2015	5,274	212,384	14,061	566,236
MaryAnn Miller	5/08/2009	6,000	—	22.08	5/07/2019		—	—	—	—
	8/13/2009	9,024	—	24.75	8/12/2019		—	—	—	—
	8/12/2010	11,456	—	24.41	8/11/2020		—	—	—	—
	8/11/2011	14,104	—	27.94	8/10/2021		—	—	—	—
	8/09/2012	13,215	4,405	32.43	8/08/2022	8/09/2012	1,233	49,653	—	—
	8/08/2013	7,562	7,562	39.04	8/07/2023	8/08/2013	1,361	54,807	—	—
	8/07/2014	4,034	12,102	40.88	8/06/2024	8/07/2014	2,904	116,944	11,619	467,897
	8/13/2015	—	22,004	42.67	8/12/2025	8/13/2015	4,614	185,806	12,303	495,442

Vesting schedules:

Stock Options — All stock options vest in 25% annual increments commencing on the first anniversary of the grant date. Stock options typically expire the day before the tenth anniversary of the grant date.

Restricted Stock Unit Awards (RSUs) — The RSUs dated August 9, 2012, vest in 20% annual increments, commencing in the January following the grant date. The awards dated August 8,

2013, August 7, 2014, and August 13, 2015, vest in 25% annual increments in the January following the grant date. The awards dated January 5, 2015, to Messrs. Fay and Zammit vest ratably over 3 years on the grant date anniversary.

Performance Share Units (PSUs) — All PSUs vest, if at all, depending on whether vesting conditions are met, on the last day of the fiscal year coincident with the end of the three-year performance period.

Option Exercises and Stock Vested

The following table provides information as to each of the NEOs: (1) stock option exercises during fiscal 2016, including the number of shares acquired upon exercise and the value realized, and (2) the number of shares acquired upon the vesting of stock awards in the form of RSUs and PSUs, and the value realized, each before payment of any applicable withholding tax.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Richard Hamada	—	—	72,336	3,026,072
Kevin Moriarty	—	—	27,446	1,149,177
Gerry Fay	—	—	19,682	824,335
Patrick Zammit	—	—	18,431	772,420
MaryAnn Miller	—	—	16,279	681,168

The value realized on vesting of stock awards includes (i) RSUs that vested on January 4, 2016, (ii) for Mr. Fay and Mr. Zammit, the RSUs that vested on January 5, 2016, and (iii) the PSUs that vested on July 2, 2016, which covered the fiscal 2014 — 2016 performance period. The shares and value realized with respect to the RSUs is as follows: Mr. Hamada — 26,749 shares and $1,123,726; Mr. Moriarty — 13,770 shares and $578,478; Mr. Fay — 8,285 shares and $348,738; Mr. Zammit — 9,315 shares and $392,009; and Ms. Miller — 6,593 shares and $276,971. The shares and value realized with respect to the PSUs is as follows: Mr. Hamada — 45,587 shares and $1,902,346; Mr. Moriarty — 13,676 and $570,699; Mr. Fay — 11,397 shares and $475,597; Mr. Zammit — 9,116 shares and $380,411; and Ms. Miller — 9,686 shares and $404,197.

Pension Benefits

Further to the discussion of the retirement benefits in the CD&A, the Company provides a retirement benefit under a tax-qualified retirement plan to U.S. employees and a retirement benefit under nonqualified retirement plans. Mr. Zammit is a participant in the SERP, which is described below, in addition to a retirement plan in Belgium. The retirement plan in Belgium is a voluntary defined contribution plan funded entirely by the Company. Under this plan, the Company’s contributions increase based on the level of the employee, with the highest amount applicable to the senior executive level. The Pension Plan is a type of tax-qualified defined benefit plan commonly referred to as a cash balance plan. A participant’s benefit under the Pension Plan is based on the value of the participant’s cash balance account, which is used for record keeping purposes and does not represent any assets of the Pension Plan segregated on behalf of a participant. In general, the Pension Plan defines annual earnings as a participant’s base salary, commissions, royalties, annual cash incentive compensation and amounts deferred pursuant to plans described in Sections 125 or 401(k) (i.e., the Avnet 401(k) Plan) of the Code. Currently, the maximum amount of earnings on which benefits can be accrued is $265,000, which is the 2016 annual maximum established by the IRS. The Pension Plan offers participants distributions in the form of various monthly annuity payments and, in most cases, a lump sum distribution option is also available to participants who have terminated employment with the Company.

The nonqualified retirement plans consist of the Restoration Plan and the SERP. The Restoration Plan is an excess benefit plan that provides retirement income to eligible U.S. employees whose Pension Plan benefit is limited by Code limits on compensation. The Restoration Plan uses the same eligibility, vesting, formula and distribution criteria (except in cases where Code section 409A applies) found in the Pension Plan, but without considering the Code-imposed limits on the Pension Plan. The excess benefit over the Code-imposed limits in the Pension Plan is paid from the Restoration Plan.

The SERP provides for: (1) payment of a death benefit to the designated beneficiary of each participating officer who dies while he or she is an employee of the Company in an amount equal to twice the yearly earnings (including salary and cash incentive compensation) of such officer; (2) a supplemental retirement benefit payable at age 65 (if the officer has satisfied certain age and service requirements) payable monthly for two years and in a lump sum thereafter to such officer or his or her beneficiary with the total benefit equaling the present value of ten years of payments in an amount not to exceed 36% of the officer’s eligible compensation, which is defined as the average of the highest two of the last five years’ cash compensation prior to termination; or (3) a supplemental early retirement benefit equal to the benefit described in (2) above, except that such amount is reduced for each month prior to age 65 that the participant begins to receive the benefit.

As discussed in the CD&A, the SERP was closed to new participants effective December 31, 2011, and the Restoration Plan was adopted effective January 1, 2012. Pursuant to the terms of both plans, any benefit payable under the Restoration Plan will reduce the benefit payable under the SERP. Thus, the maximum benefit payable to vested participants in both nonqualified plans will equal the benefit payable under the SERP.

The table below shows the number of years of service credited to each such NEO and the actuarial present value of accumulated benefits payable to each of the NEOs as of the end of the fiscal year. There were no payments made during the last fiscal year under any of the retirement plans. The present value of the accumulated benefit was determined using interest rate assumptions consistent with those used in the Company’s financial statements.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)
(a)	(b)	(c)	(d)
Richard Hamada	Avnet Pension Plan	31.5	426,549
	Nonqualified Retirement Plans	32.6	5,605,117
Kevin Moriarty	Avnet Pension Plan	3.5	84,505
	Restoration Plan(2)	3.5	174,744
Gerry Fay	Avnet Pension Plan	10.5	243,516
	Restoration Plan(2)	10.5	218,885
Patrick Zammit	Belgian Pension Plan	9.5	592,148
	Nonqualified Retirement Plans	22.8	1,591,194
MaryAnn Miller	Avnet Pension Plan	8.5	240,664
	Nonqualified Retirement Plans(3)	6.7	1,811,260

(1)	Pursuant to the terms of the Pension and Restoration Plans, an employee must wait until the next open period after his or her start date before being credited with any years of service. No participant is credited with any additional years of service under the Pension Plan, Restoration Plan or the SERP beyond their actual years of service.

(2)	Messrs. Moriarty and Fay are not participants in the SERP.

(3)	As of the end of fiscal 2016, Ms. Miller’s benefit under the SERP has not yet vested.

Nonqualified Deferred Compensation

The Company offers the Avnet Deferred Compensation Plan (“DCP”) for highly compensated U.S. based employees, defined as those earning $265,000 or more in target income, including all of the NEOs except for Mr. Zammit. The DCP allows these employees to set aside a portion of their income for retirement on a pre-tax basis, in addition to the amounts allowed under the Avnet 401(k) Plan. A DCP participant may defer up to 50% of his or her salary and up to 100% of his or her incentive and bonus compensation earned during the plan year (regardless of when paid). Participants may choose from a selection of mutual funds and other investment vehicles in which the deferred amount is then deemed to be invested. Earnings on the amounts deferred are determined by the returns actually obtained through the “deemed investment” options and added to the account. As such, there are no “above-market” earnings. The deferred compensation and the amount earned are held under the Avnet Deferred Compensation Rabbi Trust, but are subject to the claims of general creditors of the Company. Also, the obligation to distribute the amounts according to the participants’ designation is a general obligation of the Company. Of the NEOs, only Mr. Fay has deferred a portion of his cash compensation in fiscal 2016.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings/ (Loss) in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
Gerry Fay	217,658	—	17,274	—	843,481

Potential Payouts Upon Termination

Employment Agreements and Change of Control Agreements

Employment Agreements

Each of the NEOs entered into an employment agreement with the Company or one of its subsidiaries. The employment agreements for Mr. Hamada, Mr. Fay and Ms. Miller are terminable by either the individual or the Company upon one-year advance written notice to the other. Mr. Moriarty’s agreement is terminable by either party upon 90-days advance written notice. Mr. Zammit’s employment agreement includes a notification period that is established by Belgian labor laws and is currently approximately 24 months. The employment agreements contain provisions dealing with termination for cause. Additionally, Messrs. Hamada’s, Moriarty’s, and Fay’s, and Ms. Miller’s employment agreements include provisions dealing with termination upon a death or disability. For purposes of these agreements, “cause” generally includes gross misconduct, breach of any material term of the agreement, willful breach, habitual neglect or wanton disregard of the executive’s duties, or conviction of certain criminal acts. Additionally, Messrs. Hamada’s, Moriarty’s, and Fay’s, and Ms. Miller’s agreements include provisions dealing with termination upon a change in office and duties. The amount of compensation (including base salary and incentive compensation) to be paid to each NEO is not fixed and is to be agreed upon by the NEO and the Company from time to time. The employment agreements contain restrictive covenants relating to non-competition, confidential information and non-solicitation of employees.

Change of Control Agreements

Each of the NEOs entered into change of control agreements with the Company providing that, in the event of actual or constructive termination within 24 months of a change of control, the Company must pay to the executive all accrued base salary and pro-rata incentive payments, plus 2.99 times the sum of (i) the executive’s then-current annual base salary, and (ii) the executive’s target incentive compensation for the year in which such termination occurred. Further, unvested stock options shall accelerate and vest in accordance with the early vesting provisions under the applicable stock compensation plans, and all equity incentive awards granted, but not yet delivered, will be accelerated and delivered. No NEO is entitled to a tax gross-up for excise taxes related to payments made upon a change of control.

Pursuant to these agreements, a constructive termination includes a material diminution in the executive’s responsibilities, a material change in the geographic location at which the executive is primarily required to perform services for the Company, a material reduction in the executive’s base compensation or, except for Mr. Zammit, any other action or inaction that constitutes a material breach by the Company under its employment agreement with the executive. A change of control is defined as including the acquisition of voting or dispositive power with respect to 50% or more of the outstanding shares of Avnet Common Stock, a change in the individuals serving on the Board of Directors so that those serving on the effective date of the applicable agreement and those persons appointed by such individuals to the Board no longer constitute a majority of the Board, or the approval by shareholders of a liquidation, dissolution or sale of substantially all of the assets of the Company.

Potential Payouts upon Termination Table

The following table sets forth the estimated payments and value of benefits that each of the NEOs would be entitled to receive under their employment and change of control agreements, as applicable, in the event of the termination of their employment under various scenarios. The table assumes that the termination occurred on July 2, 2016, which is the Company’s fiscal year end.

As used in this section:

•	“Death” refers to the death of executive;

•	“Disability” refers to the executive becoming permanently and totally disabled during the term of the executive’s employment;

•	“Company Termination Without Cause” means that the executive is fired without cause (as defined in the employment agreement);

•	“Change of Control Termination” means the occurrence of both a change of control and the constructive termination of the executive within 24 months of the change; and

•

“Retirement” for the purpose of determining benefit under the stock plans, means all of the following: (a) age 55, (b) five years of service, (c) age plus years of service is equal to at least 65, and (d) the executive must have signed a non-compete agreement.

	Death $	Disability $	Company Termination w/o Cause $	Change of Control $	Retirement $
Richard Hamada:
Severance	—	—	—	7,475,000	—
Settlement of previously vested stock options	2,782,548	2,782,548	2,782,548	2,782,548	2,782,548
Settlement of unvested stock options	—	225,456	225,456	225,456	225,456
Settlement of RSUs	1,777,880	1,777,880	1,777,880	1,777,880	1,777,880
Settlement of PSUs	4,132,708	6,460,878	6,460,878	6,460,878	6,460,878
Accrued vacation pay out	76,960	76,960	76,960	76,960	76,960
Welfare benefits	—	1,734,780	—	93,196	—
Life insurance benefit	500,000	—	—	—	—
Avnet pension	202,898	405,796	405,796	405,796	405,796
Nonqualified retirement plans	4,299,824	5,282,706	5,282,706	5,282,706	5,282,706

	Death $	Disability $	Company Termination w/o Cause $	Change of Control $	Retirement $
Kevin Moriarty
Severance	—	—	978,571	3,887,000	—
Settlement of previously vested stock options	448,391	448,391	448,391	448,391	448,391
Settlement of unvested stock options	—	—	—	163,471	—
Settlement of RSUs	507,241	—	—	507,241	—
Settlement of PSUs	1,286,063	1,286,063	—	2,054,817	—
Accrued vacation pay out	50,080	50,080	50,080	50,080	50,080
Welfare benefits	—	—	—	68,376	—
Life insurance benefit	500,000	—	—	—	—
Avnet pension	39,177	78,353	78,353	78,353	78,353
Restoration Plan	162,023	162,023	162,023	162,023	162,023
Gerry Fay
Severance	—	—	—	3,588,000	—
Settlement of previously vested stock options	130,870	130,870	130,870	130,870	130,870
Settlement of unvested stock options	—	41,255	41,255	41,255	41,255
Settlement of RSUs	619,474	619,474	619,474	619,474	619,474
Settlement of PSUs	1,049,557	1,639,754	1,639,754	1,639,754	1,639,754
Accrued vacation pay out	46,080	46,080	46,080	46,080	46,080
Welfare benefits	—	—	—	56,893	—
Life insurance benefit	500,000	—	—	—	—
Avnet pension	116,167	232,333	232,333	232,333	232,333
Restoration Plan	209,632	209,632	209,632	209,632	209,632
Patrick Zammit
Severance	—	—	—	2,915,633	—
Settlement of previously vested stock options	538,682	538,682	538,682	538,682	538,682
Settlement of unvested stock options	—	—	—	45,454	—
Settlement of RSUs	618,145	—	—	618,145	—
Settlement of PSUs	851,347	851,347	—	1,376,589	—
Accrued vacation pay out	—	—	—	—	—
Welfare benefits	—	—	—	74,112	—
Belgian pension plan	592,148	592,148	592,148	592,148	592,148
SERP	1,746,784	1,227,357	1,227,357	1,227,357	1,227,357
MaryAnn Miller
Severance	—	—	—	2,840,500	—
Settlement of previously vested stock options	717,693	717,693	717,693	717,693	717,693
Settlement of unvested stock options	—	43,836	43,836	43,836	43,836
Settlement of RSUs	407,210	407,210	407,210	407,210	407,210
Settlement of PSUs	867,133	1,353,394	1,353,394	1,353,394	1,353,394
Accrued vacation pay out	41,600	41,600	41,600	41,600	41,600
Welfare benefits	—	—	—	66,228	—
Life insurance benefit	500,000	—	—	—	—
Avnet pension	116,305	232,610	232,610	232,610	232,610
SERP	1,745,518	—	—	—	—
Restoration Plan	242,153	242,153	242,153	242,153	242,153

The employment agreements for Messrs. Hamada, Fay, and Zammit, and Ms. Miller, do not provide for a “severance payment” in the event of a termination by the Company without cause. Pursuant to each NEO’s employment agreement, each NEO is entitled to the advance notice discussed in “Employment Agreements”, above. During the notice period, each of the executives shall continue as an employee of the Company and receive compensation and other benefits in accordance with their employment agreements. Mr. Moriarty is entitled to receive his base salary and other compensation for a period of one year after he is provided with notice of his termination without cause. For purposes of the table above, it is assumed that the applicable notice period ended on July 2, 2016, which is the last business day of the Company’s fiscal year 2016.

Mr. Hamada ceased serving as the Company’s CEO subsequent to the end of fiscal 2016. As he was retirement eligible under the Company’s equity compensation plans, Mr. Hamada will receive the benefits noted in “Retirement”, above. Except as noted immediately below, because Mr. Fay and Ms. Miller are retirement eligible under the applicable equity compensation plans, the amount of potential payouts to each of them in the event of a disability or termination by the Company without cause is the same as that under “Retirement” because the amount received upon retirement is greater than would be received upon a disability or termination without cause. The amount included with respect to the SERP is calculated based on the present value of the benefit described above relating to Pension Benefits, discounted to reflect the earliest age at which the executive can begin receiving such benefit. While Mr. Zammit’s benefits under the SERP have vested, he is not eligible to receive a distribution until he has reached at least age 55. As Ms. Miller’s benefit under the SERP has not yet vested, she is only entitled to a benefit under such plan in the event of death. Messrs. Moriarty and Fay are not participants in the SERP.

Executives receiving PSUs, including each of the NEOs, would be entitled to receive a pro-rata number of performance shares in the case of death or disability and all of the performance shares in the case of retirement or a change of control earned for a three-year performance cycle. As noted above, because Mr. Fay and Ms. Miller are retirement eligible under the applicable equity compensation plans, the value shown in the table above for PSU awards in the event of a disability equals the value earned upon retirement. The value shown for the settlement of PSUs in the table above is calculated with the assumption that the triggering event has occurred on July 2, 2016. Furthermore, the value of the PSU awards for the fiscal 2014 – 2016 performance cycle is included in the table above because, while the actual PSU payouts were not issued until August 2016, the PSU awards were fully vested on July 2, 2016. Additionally, the value of the PSUs covering the fiscal 2015-2017 and fiscal 2016-2018 performance periods assumes that the target number of shares is awarded to Mr. Hamada, Mr. Fay and Ms. Miller. The value of RSUs reflected in the table above in all cases, other than termination without cause, equals the value of all RSUs allocated to the NEOs but not yet delivered at July 2, 2016. In the case of termination without cause, the value of RSUs is only applicable for those who are retirement eligible at July 2, 2016 — Mr. Fay and Ms.  Miller.

DIRECTOR COMPENSATION

Directors of Avnet who are also officers or employees of Avnet do not receive any special or additional remuneration for service on the Board of Directors or any of its committees. Upon the recommendation of the Corporate Governance Committee and approval of the Board of Directors, non-employee Directors receive compensation for their services on the Board as set out below.

Compensation Components (annual)
% Cash to Equity	41/59
Cash Retainer		$100,000	(1)
Equity		$145,000	(2)
Total:		$245,000
Audit Committee Chair Retainer	add:	$25,000
Audit Committee Retainer	add:	$7,500
Compensation Committee Chair Retainer	add:	$20,000
Corporate Governance Committee Chair Retainer	add:	$15,000
Independent Chairman Retainer	add:	$175,000

(1)	Paid quarterly unless election is made to defer under the Avnet Deferred Compensation Plan for Outside Directors, which is described in more detail under the caption “Deferred Compensation Plan” below.

(2)	Prorated upon first election and generally delivered each January following reelection, unless election is made to defer under the Avnet Deferred Compensation Plan for Outside Directors.

The following table shows the total dollar value of all fees earned by and paid in cash to all non-employee directors in fiscal 2016 and the grant date fair value of stock awards to non-employee directors made in fiscal 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
(a)	(b)	(c)	(h)
Rodney Adkins	107,500	145,000	252,500
William Amelio(1)	103,750	145,000	248,750
J. Veronica Biggins	115,000	145,000	260,000
Michael Bradley	100,000	145,000	245,000
R. Kerry Clark	123,750	145,000	268,750
James A. Lawrence	125,000	145,000	270,000
Avid Modjtabai	107,500	145,000	252,500
Ray M. Robinson	100,000	145,000	245,000
William H. Schumann, III	275,000	145,000	420,000

(1)	Mr. Amelio was appointed as the Company’s interim CEO on July 11, 2016, and appointed as the Company’s CEO on September 6, 2016. As such, he ceased receiving separate compensation for his service on the Company’s Board during fiscal 2017.

Deferred Compensation Plan

Under the Avnet Deferred Compensation Plan for Outside Directors, a non-employee Director may elect to receive phantom stock units in lieu of some or all of the shares of Common Stock that would otherwise be awarded as the Director’s annual equity compensation. The number of shares of phantom stock units to be credited to the phantom stock unit portion of the Director’s account (assuming the election is made to defer the entire amount) is determined by dividing $145,000 by the average of the high and low price of Common Stock on the NYSE on the first business day in January of each year. In addition, a non-employee Director may elect to defer all or a portion of his or her annual cash compensation in a cash or phantom stock unit account under this plan. Compensation deferred as cash is credited at the beginning of each quarter with interest at a rate corresponding to the rate of interest on U.S. Treasury 10-year notes on the first day of that quarter. During fiscal 2016, there were no “above market” earnings. Compensation deferred under this plan, or interest credited thereon, will be payable to a Director (i) upon cessation of membership on the Board of Directors in ten annual installments or, at the Director’s election (which must be made not less than 24 months prior to the date on which the Director ceases to be a member of the Board), in annual installments not exceeding ten or in a single lump sum, or (ii) upon a “change in control” of the Company (as defined in the plan), in a single lump sum. Phantom stock units are payable in Common Stock with cash payment made for fractional shares. In the event of the death of a Director before receipt of all payments, all remaining payments shall be made to the Director’s designated beneficiary.

D&O Insurance

As permitted by Section 726 of the Business Corporation Law of New York, Avnet has in force directors’ and officers’ liability insurance and corporate reimbursement insurance. The policy insures Avnet against losses from claims against its directors and officers when they are entitled to indemnification by Avnet, and insures Avnet’s directors and officers against certain losses from claims against them in their official capacities. All duly elected directors and officers of Avnet and its subsidiaries are covered under this insurance. The primary insurer is Federal Insurance Company, a Chubb Group insurance company. Excess insurers include Arch Insurance Company, Zurich American Insurance Company, National Union Fire Insurance Co. of Pittsburgh, PA, Allied World National Assurance Company, XL Specialty Insurance Company, Lloyd’s of London and ACE American Insurance Company. The coverage was renewed effective August 1, 2016, for a one-year term. The total premium paid for both primary and excess insurance was $959,468.

PROPOSAL 2

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

As part of the Company’s commitment to high standards of governance and as required by Section 14A of the Exchange Act, the Board of Directors is requesting that the Company’s shareholders approve, on a non-binding basis, the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement. This proposal, commonly known as a “say on pay” proposal, gives shareholders the opportunity to express their views on the compensation of the Company’s Named Executive Officers for the Company’s fiscal 2016.

Shareholders are urged to read the Compensation Discussion and Analysis and the tabular disclosure (together with the accompanying narrative disclosure) in this Proxy Statement, which discusses how Avnet’s compensation program is implemented with respect to the Named Executive Officers.

The Board of Directors believes that the compensation of the Named Executive Officers is appropriate and recommends a vote “FOR” the following non-binding resolution:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting. Abstentions are not counted in determining the votes cast. Brokers who hold shares of Common Stock as nominees will not have discretionary authority to vote such shares for a director nominee.

Although the vote is non-binding, the Compensation Committee and the Board of Directors will review the results of the vote, consider shareholder concerns and take them into account in future determinations concerning the executive compensation program. The Company currently conducts an annual advisory vote on named executive officer compensation and expects to conduct the next advisory vote at the 2017 annual meeting of shareholders.

The Board of Directors recommends a vote FOR the Advisory

Vote on Named Executive Officer Compensation

PROPOSAL 3

AVNET, INC. 2016 STOCK COMPENSATION AND INCENTIVE PLAN

The Board of Directors is requesting that the Company’s shareholders vote FOR approval of the Avnet, Inc. 2016 Stock Compensation and Incentive Plan (the “2016 Plan”).

The purposes of the 2016 Plan are to: (a) promote the Company’s long-term success and increase shareholder value by incentivizing employees to contribute to the Company’s long-term growth and profitability; and (b) assist the Company in attracting, retaining and motivating highly qualified individuals. The 2016 Plan will accomplish these purposes by serving as the primary vehicle for the Company’s equity and cash-based compensation programs. Therefore, the Company believes that approval of the 2016 Plan is important to the Company’s future success. If the 2016 Plan is not approved by shareholders, the Company’s ability to issue equity-based awards at levels consistent with past practice will be limited, which may impair its ability to pay for performance, create an ownership culture and provide competitive compensation.

The 2016 Plan provides for the issuance of equity-based awards covering up to 5,000,000 shares of Avnet Common Stock. In addition, the Avnet, Inc. 2013 Stock Compensation and Incentive Plan (the “2013 Plan”) will remain in effect until the 1,794,749 shares available for awards under the 2013 Plan are exhausted, which the Company believes will occur in August 2017. The Board currently believes that the shares available for grant under the 2016 Plan will provide sufficient shares to satisfy the equity-based compensation needs of the Company for approximately three to four years following the Effective Date. In recommending approval of the 2016 Plan, the Board and the Compensation Committee, with input from its independent compensation consultant, considered the Company’s historical equity compensation practices, the future compensation needs of the Company, the potential dilution associated with future awards under the 2016 Plan and the Company’s three-year average burn rate.

The potential dilution from the adoption of the 2016 Plan, as commonly calculated, would be approximately 9.1%. The Company’s three-year average burn rate was 3.1%. “Burn rate” is the number of equity awards granted divided by the weighted average number of shares of Common Stock outstanding during the applicable year. The Company calculated its burn rate by applying a multiplier of 3.0 to the number of RSUs and PSUs granted in the applicable year.

The closing price of Avnet’s Common Stock on the NYSE was $39.48 per share on September 13, 2016. For additional information with respect to the Company’s outstanding equity-based awards, please refer to the CD&A included in this Proxy Statement and Note 12 in the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K.

A summary of important features and tax consequences of the 2016 Plan is set forth below, but this summary is qualified in its entirety by reference to the actual text of the 2016 Plan. Capitalized terms that are not defined in this summary have the meanings given to them in the 2016 Plan. A copy of the 2016 Plan is attached to this Proxy Statement as Appendix B.

Important Features of the 2016 Plan

Persons Eligible for Awards.    Persons eligible to participate in the 2016 Plan include employees of Avnet and its Subsidiaries, Non-Employee Directors of Avnet, consultants, independent contractors, and advisers to Avnet and its Subsidiaries. There are currently eight Non-Employee Directors and approximately 17,700 employees who may be considered for the grant of equity-based awards under the 2016 Plan.

Types of Awards under 2016 Plan.    The 2016 Plan provides for the grant of incentive stock options (“ISOs”), non-qualified stock options (“NQSOs”), stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance share units, and other stock unit awards. Each of these awards is payable in, valued in whole or in part by reference to, or otherwise based on Avnet’s Common Stock. In addition, the 2016 Plan includes performance-based cash awards (“EIP awards”).

Shares Available Under the 2016 Plan.    If approved by shareholders, the 2016 Plan will be applicable to awards granted on or after the Effective Date. A total of 5,000,000 shares of Avnet’s Common Stock will be available for the grant of awards under the 2016 Plan.

Limits on Awards.    The following limitations apply for individual awards:

•

The maximum number of shares that may be subject to awards (in the aggregate, including options, SARs, restricted stock, restricted stock units, performance share units and other equity-based awards) granted to an individual in any calendar year is 1,000,000 shares.

•

For Non-Employee Directors, the maximum number of shares that may be subject to awards granted to an individual in any calendar year is the number of shares with a value of $1,000,000, determined with respect to each share on the date of grant; provided, however, that in the year in which a Non-Employee Director first joins the Board of Directors or is first designated Chairman of the Board of Directors (or Lead Director), the limit is increased to $2,000,000.

•	The maximum EIP award is $5,000,000 for a 12-month period, adjusted up or down if the performance period is more or less than 12 months.

The shares awarded or issued upon exercise under the 2016 Plan may be authorized and previously unissued shares or treasury shares held by the Company. Both the aggregate number of shares covered by the 2016 Plan and the number of shares covered by individual options will be adjusted in the event of stock dividends, recapitalizations, splits or combinations of shares, and similar capital adjustments affecting Avnet’s Common Stock.

Share Counting Provisions.    Shares that are not issued upon the net settlement or net exercise of options or SARs, shares that are delivered to or retained by the Company to pay the exercise price or withholding taxes related to awards, and shares repurchased on the open market with the proceeds of option exercises, will not be available for additional grants under the 2016 Plan. In general, shares subject to awards under the 2016 Plan that expire, terminate, or are canceled or forfeited before issuance, and shares subject to awards that are settled without delivery of stock, will again be available for issuance under the 2016 Plan.

Administration of the Plan.    The 2016 Plan will be administered by the Administrator, which is defined as (a) the Compensation Committee of the Board of Directors (the “Committee”) for awards to employees, consultants and advisers, and (b) Avnet’s independent directors for awards to Non-Employee Directors. The Administrator has the power and authority, among other things, to: (i) designate participants and determine the types of awards granted to each participant; (ii) determine the number of shares reserved under any award or grant, the exercise price, terms and conditions, duration and payment provisions, any schedule for lapse of forfeiture restrictions and restrictions on exercisability, and accelerations and waivers thereof; (iii) determine the amount of, and performance criteria and performance period for, performance-based awards; (iv) construe and interpret the 2016 Plan; (v) establish and amend rules and regulations for the administration of the 2016 Plan; and (vi) correct any defect, remedy any omission, and reconcile any inconsistency in the 2016 Plan and any award in the manner and to the extent that it deems appropriate to carry out the intent of the 2016 Plan and such award. The 2016 Plan authorizes the CEO to make awards to employees who are not “covered employees” under Section 162(m) of the Internal Revenue Code or Executive Officers, including employees who are promoted to Executive Officer positions, subject to any limits that the Committee may impose.

Stock Options.    In general, stock option grants are subject to the following rules:

•

The exercise price per share for each ISO and NQSO under the 2016 Plan will be no less than 100% of the fair market value per share of Avnet’s Common Stock on the grant date. The fair market value of Common Stock on any date will be the closing sales price (as reported for New York Stock Exchange Composite Transactions) on that date (or if no trading is reported on that date, the fair market value will be the closing price as of the last preceding day for which trading was reported) or such other price as determined by the Committee in accordance with applicable law.

•	The Administrator (or the CEO to the extent described above) will establish the vesting schedule for each option and the terms and conditions for exercising the option.

•

An option generally may not become vested at a rate faster than pro-rata annually over three years from the grant date. However, the Administrator is authorized to grant up to 5% of the shares authorized under the 2016 Plan in options, SARs, restricted stock, restricted stock units, performance share units and other stock unit awards that are not subject to the minimum vesting period. In addition, as described below, the Administrator may accelerate vesting under certain circumstances.

•

Upon exercise, the purchase price is to be paid in full in cash or another form permitted by the Administrator. Other forms may include net exercise, broker-assisted cashless exercise or delivery of shares of Avnet Common Stock in lieu of cash.

•	No option granted under the 2016 Plan will be exercisable after the day before the tenth anniversary of the grant date.

•	Stock option holders are not entitled to receive dividends or other distributions with respect to shares of Avnet Common Stock underlying such options.

Stock Appreciation Rights.    In general, SARs are subject to the following rules:

•	SARs may be granted in tandem with an option or alone (“freestanding”).

•

The exercise price per share for each tandem SAR will be no less than the exercise price for the related option, and the exercise price per share for each freestanding SAR will be no less than 100% of the fair market value per share of Avnet’s Common Stock on the grant date; fair market value will be determined in the same manner as with respect to stock options (as described above).

•	The Administrator (or the CEO to the extent described above) will establish the vesting schedule for each SAR and the terms and conditions for exercising the SAR.

•	SARs will be subject to the same minimum vesting period as applies for options (described above).

•

Upon exercise, the holder will receive payment in shares of Avnet Common Stock or cash (or a combination) in an amount equal to the excess of the fair market value of the shares with respect to which the SAR is exercised over the exercise price. No fractional shares will be issued. Any amount that would have been payable in fractional shares will be paid in cash.

•

Tandem SARs will be exercisable only to the extent that the related options are exercisable, and no SAR granted under the 2016 Plan will be exercisable after the day before the tenth anniversary of the grant date.

•	Holders of SARs are not entitled to receive dividends or other distributions with respect to shares of Avnet Common Stock underlying such SARs.

Restricted Stock.    In general, grants of restricted stock are subject to the following rules:

•	The Administrator (or the CEO to the extent described above) will establish the terms, conditions and restrictions of any grant of restricted stock.

•	Restricted stock will be subject to the same minimum vesting period as applies for options (described above).

•

Restricted stock holders have full voting rights and are entitled to receive any dividends paid on Avnet’s Common Stock. All dividends will be reinvested automatically in additional shares of restricted stock that are subject to the same terms and conditions as the initial award, but no fractional shares will be issued. If a dividend would result in a fractional share of Common Stock, the fractional amount will be payable in cash when the vesting period ends.

Restricted Stock Units.    In general, restricted stock units are subject to the following rules:

•	The Administrator (or the CEO to the extent described above) will establish the vesting schedule and the terms and conditions for each restricted stock unit award.

•	Restricted stock units will be subject to the same minimum vesting period as applies for options (described above).

•	Restricted stock units will be paid upon vesting in shares of Avnet Common Stock or cash (or a combination).

•

Holders of restricted stock units have no voting or other shareholder rights with respect to the underlying shares. The Administrator (and the CEO to the extent described above) is authorized to grant dividend equivalents with respect to restricted stock unit awards.

Performance Share Units.    In general, performance share units are subject to the following rules:

•	The Administrator (or the CEO to the extent described above) will establish the vesting and other terms and conditions for each performance share unit award.

•	Performance share units will be subject to the same minimum vesting period as applies for options (described above).

•

Performance share units will provide for payment of a specified number of shares of Avnet Common Stock or cash (or a combination), if specified vesting conditions are achieved. The number of shares of Avnet Common Stock or amount of cash, if any, will be determined based on the extent to which Performance Objectives are achieved.

•

Holders of performance share units have no voting or other shareholder rights with respect to any underlying shares, but the Administrator (and the CEO to the extent described above) is authorized to grant dividend equivalents with respect to performance share unit awards.

Other Stock Unit Awards.    In addition to the other types of awards described above, the Administrator (or the CEO to the extent described above) may grant other stock unit awards under the 2016 Plan. In general, other stock unit awards are “full value” awards and are subject to the following rules:

•

The Administrator (or the CEO to the extent described above) will establish the vesting schedule and the terms and conditions for each other stock unit award, including whether the award is payable in shares of Avnet Common Stock, other securities, cash or a combination.

•

Except for awards made to Non-Employee Directors, other stock unit awards will be subject to the same minimum vesting period as applies for options, as described above. In addition, the Administrator has discretion to accelerate vesting under the same circumstances as with respect to options.

•

Holders of other stock unit awards have no voting or other shareholder rights with respect to the underlying shares, but the Administrator (and the CEO to the extent described above) is authorized to grant dividend equivalents with respect to other stock unit awards.

EIP Awards.    The Administrator (or the CEO to the extent described above) may grant EIP Awards to employees who are Executive Officers or members of senior management. The EIP Awards are contingent upon the achievement of Performance Objectives (described below).

Performance-Based Awards.    Section 162(m) of the Internal Revenue Code limits Avnet’s federal income tax deduction for compensation paid to the CEO and the three highest-paid officers of the Company other than the Chief Financial Officer (the “covered officers”). The limit is $1,000,000 per covered officer per year, with certain exceptions. This deductibility cap does not apply to “performance-based compensation,” if approved in advance by the Company’s shareholders and certain other conditions are satisfied. Each EIP award and performance share unit, and all or part of each award of restricted stock, restricted stock units and other stock that is subject to performance-based vesting, may be designed to qualify as deductible “performance-based compensation.” In addition, stock options and SARs granted under the 2016 Plan are designed to qualify for the “performance-based compensation” exception.

The Performance Objectives for covered officers will be based on one or more of the following performance criteria: (i) economic profit; economic value added; price of Common Stock; total shareholder return; revenues; sales; sales productivity; sales growth; net income; operating income; gross profit; earnings per share; return on equity; return on investment; return on capital employed; cash flow; operating margin; gross margin; operating unit contribution; achievement of annual operating profit plans; debt level; market share; net worth; or other similar financial performance measures as may be determined by the Committee; or (ii) strategic business criteria consisting of one or more objectives based on meeting specified market penetration or market share; geographic business expansion; objective customer satisfaction goals; objective goals relating to divestitures, joint ventures, mergers, acquisitions and similar transactions; implementation or completion of specified projects or processes strategic or critical to the Company’s business operations; individual business objectives; objective measures of brand recognition/acceptance; performance achievements on designated projects or objectives; objective measures of regulatory compliance; successful completion of internal or external audits; successful integration of business units; successful hiring, retention of talent or other succession planning; or objective measures of employee engagement and satisfaction. In addition, the Committee may establish other Performance Objectives for awards to participants who are not covered officers.

Performance Objectives may be based on individual performance or performance of Avnet as a whole, of a Subsidiary, or of a division or other area of Avnet, and may be measured annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established benchmark, in each case as specified by the Committee. Performance-based awards will be based on performance during a performance period as set forth in the applicable award agreement.

The Committee may adjust performance results to take into account extraordinary, unusual, infrequently occurring or non-comparable items. If an award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m), the award will not be paid unless and until the Committee certifies in writing that the applicable Performance Objectives have been satisfied. In all cases, the Committee retains discretion to reduce the amount payable upon achievement of the Performance Objectives.

No Repricing Allowed.    Except in connection with certain corporate transactions, the Company may not reprice, replace or regrant an option or SAR through cancellation, or by lowering the exercise price of the option or SAR, and no option or SAR with an exercise price that exceeds the fair market value of a share of Avnet Common Stock (i.e., an under-water option) can be cashed-out, without shareholder approval.

Acceleration upon Certain Events.    The Administrator, in its sole discretion, may accelerate the vesting of any award and/or release restrictions in the event of a change in control of Avnet (as defined in the Plan), the participant’s death, retirement, layoff, termination in connection with a change in control or other termination if the Administrator determines it is appropriate and in the best interests of Avnet.

No Transfer of Awards.    In general, no right or interest of a participant in any award made under the 2016 Plan may be sold, assigned or otherwise transferred other than by will, beneficiary designation or the laws of descent and distribution. However, the Committee may allow the transfer of an option (other than an ISO) to specified family members of the participant, as well as to certain trusts and other entities controlled by the participant or the participant’s family.

Deferral of Awards.    The Administrator is authorized to allow participants to defer receipt of any payment of cash or delivery of shares of Avnet Common Stock that would otherwise be due upon the exercise, earn-out or settlement of any award made under the 2016 Plan, other than stock options or SARs. Before allowing any deferral, the Administrator will establish rules and procedures for deferrals of payments under awards. The terms and conditions of any deferral will be set forth in any award agreement that is intended to provide for a deferral.

Termination of 2016 Plan.    The 2016 Stock Compensation and Incentive Plan was adopted by the Board of Directors and will become effective only if approved by shareholders at the Annual Meeting. If approved at the Annual Meeting, the 2016 Plan will terminate on November 30, 2026, but may be terminated earlier by the Board of Directors. All awards granted before the 2016 Plan terminates will continue in effect in accordance with the terms of the applicable award agreements and the 2016 Plan.

Amendment of Plan.    The Board of Directors may amend the 2016 Plan and/or any Award at any time, except that shareholder approval is required for any amendment that (a) affects the composition and functioning of the Committee; (b) materially increases the aggregate number of shares of Avnet Common Stock available for awards under the 2016 Plan; (c) materially increases the aggregate number of shares of Avnet Common Stock with respect to which options or other awards may be granted to any participant during any calendar year; (d) materially decreases the minimum exercise price per share for options; or (e) extends the ten-year maximum period during which an award is exercisable or the termination date of the 2016 Plan. In addition, a participant’s written consent will be required for any amendment to an outstanding award that has a material adverse effect on the participant’s rights under such award.

New Plan Benefits.    Because benefits under the 2016 Plan will depend on the Committee’s and/or independent directors’ actions and the fair market value of Avnet’s Common Stock at various future dates, it is not possible to determine the benefits that will be received by Directors, executive officers and other employees if the 2016 Plan is approved by shareholders.

Recoupment.    The 2016 Plan incorporates Avnet’s compensation recoupment policy by reference. All awards under the 2016 Plan will be subject to that policy — including changes that are made to the policy in the future.

Federal Income Tax Consequences of the 2016 Plan

The following general summary describes the typical U.S. federal income tax consequences of awards granted under the 2016 Plan based upon the federal tax laws in effect as of August 1, 2016, which are subject to change (possibly with retroactive effect). This is not intended to be a complete analysis and discussion of the federal income tax treatment of awards, and does not discuss estate and gift taxes or the tax laws of any municipality, state or foreign country. Avnet (or a designated payer) will generally withhold required taxes in connection with the exercise or payment of an award, and may require the participant to pay such taxes as a condition to exercise of an award.

Stock Options.    ISOs and NQSOs are treated differently for federal income tax purposes. ISOs must satisfy the requirements of Section 422 of the Internal Revenue Code. NQSOs need not satisfy such requirements.

Incentive Stock Options.    The recipient of an ISO will not realize any taxable income on the grant or the exercise of the ISO, except as described in the next sentence. The difference between the exercise price and the fair market value of the shares on the exercise date will be a preference item for purposes of the alternative minimum tax, and thus a participant could be subject to the alternative minimum tax as a result of exercising an ISO.

If a participant holds the shares acquired upon exercise of an ISO for at least two years after the grant date and at least one year after exercise, the participant’s gain, if any, upon a subsequent disposition of such shares will be long-term capital gain. (Conversely, a loss will be a long-term capital loss.) The measure of the gain (or loss) is the difference between the proceeds received on disposition and the participant’s basis in the shares; in general, the participant’s basis is equal to the exercise price.

If a participant disposes of shares acquired by exercising an ISO before satisfying the one and two-year holding periods described above (a “disqualifying disposition”), then —

•

If the proceeds received exceed the exercise price of the ISO, the participant will (a) realize ordinary income equal to the excess, if any, of the lesser of the proceeds received or the fair market value of the shares on the date of exercise over the exercise price of the ISO, and (b) realize capital gain equal to the excess, if any, of the proceeds received over the fair market value of the shares on the date of exercise; or

•	If the proceeds received are less than the exercise price of the ISO, the participant will realize a capital loss equal to the excess of the exercise price of the ISO over the proceeds received.

Capital gains (or losses) realized upon a disqualifying disposition will be treated as long-term capital gains (or losses) if the participant held the shares for more than one year after the exercise of the ISO, or otherwise as short-term capital gains (or losses).

Avnet is not entitled to an income tax deduction on the grant or exercise of an ISO or on the participant’s disposition of the shares after satisfying the holding period requirements described above. However, if the participant does not satisfy the holding period, Avnet will be entitled to a deduction in the year the participant disposes of the shares. The amount of the deduction will be equal to the ordinary income realized by the participant.

Non-Qualified Stock Options.    The recipient of a NQSO will not realize any taxable income on the grant of the option. Upon exercise of the NQSO, the participant will realize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the option exercise price. Avnet will generally be entitled to a deduction in the same amount as the ordinary income realized by the participant.

Upon the sale of shares acquired from exercising an option, the participant will realize a capital gain (or loss) equal to the difference between the proceeds received and the fair market value of the shares on the date of exercise. The capital gain (or loss) will be a long-term capital gain (or loss) if the participant held the shares for more than one year after the exercise of the NQSO, or otherwise a short-term capital gain (or loss).

Special rules will apply if the exercise price or applicable withholding tax obligations are paid by delivering shares or by reducing the number of shares otherwise issuable pursuant to the award. The surrender or withholding of such shares will in certain circumstances result in income with respect to such shares or a carryover basis in the shares acquired, and may constitute a disposition for purposes of applying the ISO holding periods discussed above.

Stock Appreciation Rights.    The recipient of a SAR will not realize any taxable income on the grant of the SAR. Upon the exercise of the SAR, the participant will realize ordinary income in an amount equal to the fair market value of the shares and/or cash received on the date of exercise. Avnet will generally be entitled to a corresponding tax deduction.

Upon the sale of shares acquired from exercising a SAR, the participant will realize a capital gain (or loss) equal to the difference between the proceeds received and the fair market value of the shares on the date of exercise. The capital gain (or loss) will be a long-term capital gain (or loss) if the participant held the shares for more than one year after the exercise of the SAR, or otherwise a short-term capital gain (or loss).

Restricted Stock.    The federal income tax consequences of a grant of restricted stock depend on whether a participant elects to be taxed at the time of the grant (an “83(b) election,” named for Section 83(b) of the Internal Revenue Code). If the participant does not make an 83(b) election, the participant will not realize taxable income at the time of grant. When the restrictions on the shares lapse, the participant will realize ordinary income in an amount equal to the fair market value of the restricted stock at that time (less any amount that the participant pays for the shares). If the participant makes an 83(b) election, the participant will realize ordinary income at the time of grant in an amount equal to the fair market value of the shares at that time (less any amount that the participant pays for the shares), determined without regard to any of the restrictions. If shares are forfeited before the restrictions lapse, the participant will not be entitled to a corresponding deduction.

The participant’s tax basis in restricted stock will be the income realized with respect to the shares (plus any amount that the participant paid for the shares). Upon a subsequent disposition of any shares, the participant will realize a capital gain or loss, equal to the amount received upon disposition minus the participant’s tax basis. The capital gain (or loss) will be a long-term capital gain (or loss) if the participant held the shares for more than one year after realizing income attributable to the shares, or otherwise a short-term capital gain (or loss).

Avnet will be entitled to a tax deduction in the taxable year in which the participant realizes income. The amount of the deduction will be the same as the amount of income realized by the participant.

Restricted Stock Units/Performance Share Units/Other Stock Unit Awards.    Recipients of restricted stock units, performance share units and other stock unit awards will not realize any taxable income at the time of grant. Income will be realized when the awards vest and are paid in cash or shares of stock. At that time, the participant will realize ordinary income equal to the then fair market value of the shares or cash paid to the participant. The value of shares included in income will be the participant’s tax basis in the shares.

The participant’s tax basis in any stock issued to settle a restricted stock unit, performance share unit or other stock unit award will be the amount realized as income attributable to the shares. Upon a subsequent disposition of any shares, the participant will realize capital gain or loss, equal to the amount received upon disposition minus the participant’s tax basis. The capital gain (or loss) will be a long-term capital gain (or loss) if the participant held the shares for more than one year after realizing income attributable to the shares, or otherwise a short-term capital gain (or loss).

Avnet will be entitled to a tax deduction in the taxable year in which the participant realizes income. The amount of the deduction will be the same as the amount of income realized by the participant.

EIP Awards.    The recipient of an EIP award will not realize any taxable income at the time of grant. Income will be realized after the Performance Objectives are achieved, when the awards are paid in cash. Avnet will generally be entitled to a tax deduction in the taxable year in which the participant realizes income.

Other Tax Issues.    In general, the amount includible in income upon the exercise of NQSOs and SARs and upon the vesting of other awards, will be treated as wages for purposes of employment taxes, including Social Security (up to the Social Security wage base) and Medicare taxes. Also, upon the sale of shares acquired from awards under the Plan, participants with income above a specified threshold will be subject to a new tax on passive income (in addition to capital gains taxes).

As noted above, the Administrator has discretion to accelerate the payment or vesting (including the release of restrictions) on any awards in the event of a change in control of Avnet. If this occurs, payments and transfers of shares to “disqualified individuals” under Section 280G of the Internal Revenue Code (generally officers, the 250 highest paid employees of Avnet and subsidiaries in which Avnet’s ownership interest is 80% or more, and shareholders who own 1% or more of Avnet) that are deemed to be contingent on the change in control may be subject to special tax consequences that apply to “parachute payments.” In order to determine whether these special tax consequences are triggered, the sum of the payments and transfers under the 2016 Plan and all other compensation that is deemed to be contingent on the change in control (the “potential parachute payments”) must be compared to the disqualified individual’s “base amount.” In general, the base amount is the individual’s average annual taxable compensation from the Company during the five years (or the number of years the individual worked for the Company, if fewer) immediately before the change in control. If the amount of the potential parachute payments equals or exceeds three times the base amount, the excess of the potential parachute payments over the base amount will be considered “excess parachute payments.” If any amounts are determined to be excess parachute payments, the disqualified individual will have to pay an excise tax equal to 20% of the excess of the potential parachute payments over the individual’s base amount. In addition, Avnet would not be allowed to deduct the amount that is subject to the excise tax.

The Board of Directors recommends a vote FOR approval of the

Avnet, Inc. 2016 Stock Compensation and Incentive Plan.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF KPMG AS

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

One of the purposes of the Annual Meeting is to consider and take action with respect to ratification of the appointment by the Audit Committee of KPMG LLP as the independent registered public accounting firm to audit the consolidated financial statements of Avnet for the fiscal year ending July 1, 2017.

In determining whether to reappoint the independent registered public accounting firm, the Audit Committee annually considers several factors including:

•	the firm’s independence and objectivity;

•	KPMG’s capability and expertise in handling the breadth and complexity of the Company’s global operations, including the expertise and capability of the lead audit partner;

•	historical and recent performance, including the extent and quality of KPMG’s communications with the Audit Committee, and management’s views of KPMG’s overall performance;

•	data related to audit quality and performance, including recent Public Company Accounting Oversight Board inspection reports on the firm; and

•	the appropriateness of KPMG’s fees, both on an absolute basis and as compared with its peers.

In accordance with Exchange Act, independent audit partners are subject to rotation requirements limiting their number of consecutive years of service to the Company to no more than five. The process for selecting the Company’s lead audit partner includes Company management and the Audit Committee Chairman vetting the independent auditor’s candidates, and final concurrence on the individual is done in consultation with the full Audit Committee. Consistent with this practice, a new lead audit partner was designated for fiscal 2017.

The affirmative vote of the majority of the votes cast at the Annual Meeting by the holders of shares of Common Stock is required to ratify the appointment of KPMG LLP as Avnet’s independent registered public accounting firm. Abstentions are not counted in determining the votes cast. Brokers who hold shares of Common Stock as nominees will have discretionary authority to vote such shares if they have not received timely voting instructions from the beneficial owners.

Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have an opportunity to make such statements as they may desire. Such representatives are expected to be available to respond to appropriate questions from shareholders.

The Board of Directors recommends a vote FOR ratification of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal 2017.

GENERAL

Avnet’s Annual Report to Shareholders for the fiscal year ended July 2, 2016, including the Company’s audited financial statements, is being delivered with this Proxy Statement. Avnet will provide a copy of its Annual Report on Form 10-K for the fiscal year ended July 2, 2016, to each shareholder without charge (other than a reasonable charge for any exhibit requested) upon written request to Michael McCoy, Secretary, Avnet, Inc., 2211 South 47th Street, Phoenix, Arizona 85034.

The cost of soliciting proxies relating to the Annual Meeting will be borne by Avnet. Directors, officers and employees of Avnet may solicit proxies by telephone or personal interview without being specially compensated. An independent inspector of election will be engaged to tabulate shareholder votes.

Avnet will, upon request, reimburse brokers, dealers, banks and other nominee shareholders for their reasonable expenses for mailing copies of this Proxy Statement, the form of proxy and the Notice of the Annual Meeting, to the beneficial owners of such shares.

2017 ANNUAL MEETING

Under rules of the Securities and Exchange Commission, and pursuant to the Company’s By-laws, shareholders may submit proposals that they believe should be voted on at the annual meeting or may recommend persons for nomination to the Board of Directors. There are several alternatives a shareholder may use and a summary of those alternatives follows.

Under Rule 14a-8 of the Exchange Act, some shareholder proposals may be eligible to be included in Avnet’s 2017 proxy statement. Shareholder proposals must be submitted, along with proof of ownership of Avnet stock in accordance with Rule 14a-8(b), to the Company’s principal executive office at: Michael McCoy, Secretary, Avnet, Inc., 2211 South 47th Street, Phoenix, Arizona 85034. All shareholder proposals submitted pursuant to Rule 14a-8 must be received by May 30, 2017.

For information regarding how to nominate a director for consideration by the Corporate Governance Committee for the Board of Directors, please see “Corporate Governance — Director Nominations” in this Proxy Statement.

Alternatively, under the Company’s By-laws, any shareholder wishing to appear at the 2017 Annual Meeting and submit a proposal or nominate a person as a director candidate must submit the proposal or nomination to the Company’s Secretary not earlier than April 30, 2017, and not later than May 30, 2017. Any such shareholder proposal or director nomination will not appear in the Company’s proxy statement. All shareholder proposals and director nominations, other than shareholder proposals made pursuant to Rule 14a-8 under the Exchange Act, must comply with the requirements of the Company’s By-laws. If the Company does not receive notice by May 30, 2017, or if it meets other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to the 2017 Annual Meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS

Pursuant to the rules of the SEC, Avnet and services that Avnet employs to deliver communications to the shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of each of our Annual Report to shareholders and our Proxy Statement. Upon written or oral request, Avnet will deliver a separate copy of the Annual Report to shareholders and/or Proxy Statement to any shareholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents in the future. Shareholders receiving multiple copies of such documents may likewise request that Avnet deliver single copies of such documents in the future. Shareholders may notify Avnet of their requests by calling or writing, Avnet, Inc., Attn: Investor Relations, 2211 South 47th Street, Phoenix, Arizona 85034 or 1-888-822-8638 Ext. 7394, and ask for Investor Relations.

PLEASE SIGN, DATE AND MAIL YOUR PROXY NOW

OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET.

AVNET APPRECIATES YOUR PROMPT RESPONSE!

Appendix A

RECONCILIATION OF NON-GAAP MEASURES

The table below presents a reconciliation of each non-GAAP financial measure included in this Proxy Statement to the most comparable GAAP financial measure for the fiscal years 2016 through 2012.

	Fiscal Year 2016
	Operating Income	Net Income	Diluted EPS
	(thousands except per share data)
GAAP results	$787,669	$506,531	$3.80
Restructuring, integration and other expenses	79,318	52,343	0.39
Amortization of intangible assets and other	28,614	19,758	0.15
Income tax adjustments	—	-16,527	-0.12

Total adjustments	107,932	55,575	0.42

Adjusted results	$895,601	$562,106	$4.22

	Fiscal Year 2015
	Operating Income	Net Income	Diluted EPS
	(thousands except per share data)
GAAP results	$827,673	$571,913	$4.12
Restructuring, integration and other expenses	90,805	65,897	0.47
Foreign currency loss	—	3,737	0.03
Amortization of intangible assets and other	54,049	36,643	0.26
Income tax adjustments	—	-55,101	-0.39

Total adjustments	144,854	51,176	0.37

Adjusted results	$972,527	$623,089	$4.49

	Fiscal Year 2014
	Operating Income	Net Income	Diluted EPS
	(thousands except per share data)
GAAP results	$789,940	$545,604	$3.89
Restructuring, integration and other expenses	94,623	70,773	0.5
Gain on legal settlement and foreign currency loss	—	-11,475	-0.08
Amortization of intangible assets and other	46,783	32,946	0.24
Income tax adjustments	—	-43,789	-0.31

Total adjustments	141,406	48,455	0.35

Adjusted results	$931,346	$594,059	$4.24

A-1

	Fiscal Year 2013
	Operating Income	Net Income
	(thousands)
GAAP results	$625,981	$450,073
Restructuring, integration and other expenses	149,501	116,382
Gain on bargain purchase and other	—	-30,974
Amortization of intangible assets and other	32,370	22,659
Income tax adjustments	—	-50,376

Total adjustments	181,871	57,691

Adjusted results	$807,852	$507,764

	Fiscal Year 2012
	Operating Income	Net Income
	(thousands)
GAAP results	$884,165	$567,019
Restructuring, integration and other expenses	73,585	52,963
Gain on bargain purchase and other	—	-3,463
Amortization of intangible assets and other	27,786	19,450
Income tax adjustments	—	-8,616

Total adjustments	101,371	60,334

Adjusted results	$985,536	$627,353

The Company believes that operating income adjusted for the impact of the items identified above is a useful measure to help shareholders better assess and understand the Company’s operating performance, especially when comparing results with previous periods, primarily because management views the excluded items to be outside of Avnet’s normal operating results or non-cash in nature. The Company analyzes operating income without the impact of these items as an indicator of ongoing margin performance and underlying trends in the business.

The Company believes net income and diluted earnings per share, as adjusted for the impact of the items identified above, is a useful measure to shareholders because it provides a measure of the Company’s net profitability on a more comparable basis to historical periods. Additionally, because of management’s focus on generating shareholder value, of which net profitability is a primary driver, management believes net income and diluted earnings per share, excluding the impact of these items, provides an important measure of the Company’s net results of operations.

For a detailed description of the items adjusting the GAAP results in the table above, refer to the respective fiscal year’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. Any analysis of results on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

A-2

Appendix B

AVNET, INC.

2016 STOCK COMPENSATION AND INCENTIVE PLAN

ARTICLE 1

PURPOSE OF THE PLAN

The Avnet, Inc. 2016 Stock Compensation and Incentive Plan is intended to advance the interests of the Company by helping Avnet and its Subsidiaries to attract, retain, and appropriately motivate high caliber persons to serve as Eligible Employees and Non-Employee Directors, and by providing incentives to Eligible Employees and Non-Employee Directors that are consistent with the shareholders’ interest in maximizing the value of Avnet’s Stock.

ARTICLE 2

DEFINITIONS

The following terms, when used in capitalized form, shall have the meanings set forth below:

2.1. “Administrator” means —

(a) with respect to each Award granted to an Eligible Employee, the Committee; and

(b) with respect to each Award granted to a Non-Employee Director, the Independent Directors.

2.2. “Agreement” means the document (written or electronic) that evidences an Award granted hereunder and sets forth the material terms thereof, including any addendum thereto. Each Agreement shall be in such form as prescribed or approved by the Administrator.

2.3. “Avnet” means Avnet, Inc.

2.4. “Award” means a grant under the Plan of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share Unit, Other Stock Unit Award, or Executive Incentive Performance Award, as evidenced by an Agreement.

2.5. “Board of Directors” and “Director” shall mean, respectively, the Board of Directors of Avnet and any member thereof.

2.6. “Change in Control” means the happening of any of the following:

(a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either: (A) the then outstanding shares of Stock or (B) the combined voting power of the then outstanding voting securities of Avnet entitled to vote generally in the election of Directors; provided, however, that the following transactions shall not constitute a Change in Control under this subsection (a): (i) any acquisition directly from Avnet (excluding an acquisition by virtue of the exercise of a conversion privilege), (ii) any acquisition by Avnet or an entity controlled by Avnet, or (iii) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by Avnet or any entity controlled by Avnet; or

(b) the individuals who, as of the date of the 2016 annual meeting of Avnet’s stockholders (the “Determination Date”) constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that an individual who becomes a Director subsequent to the Determination Date shall be treated as a member of the Incumbent Board if (i) his election, or nomination for election by Avnet’s stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board, and (ii) his initial assumption of office does not occur as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than a majority of the then Incumbent Board; or

(c) a complete liquidation or dissolution of Avnet, or the sale or other disposition of all or substantially all of the assets of Avnet (in one or more transactions).

2.7. “CEO” means the Chief Executive Officer of Avnet.

2.8. “Code” means the Internal Revenue Code of 1986, as amended.

2.9. “Committee” means the Compensation Committee of the Board of Directors, which shall consist of three or more Non-Employee Directors appointed by the Board of Directors. No individual who is not both a “non-employee director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m) of the Code shall serve as a member of the Committee.

2.10. “Company” means Avnet and all its Subsidiaries.

2.11. “Covered Participant” means a Participant who is a “covered employee” under Section 162(m) of the Code.

2.12. “Eligible Employee” means an employee of Avnet or of any of its Subsidiaries. The term “Eligible Employee” shall also include an individual retained by Avnet or any of its Subsidiaries to render services as a consultant or advisor other than services in connection with the offer or sale of securities in a capital-raising transaction or services that directly or indirectly promote or maintain a market for Avnet’s securities.

2.13. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.14. “Executive Incentive Performance Award” or “EIP Award” means a performance-based cash award granted pursuant to Article 11.

2.15. “Executive Officer” means an employee designated by Avnet as an executive officer under Rule 16b-3.

2.16. “Fair Market Value” means, with respect to any date, the closing price (as reported for New York Stock Exchange Composite Transactions) at which shares of Stock have been sold on such date (or, if such date is a date for which no trading is so reported, on the next preceding date for which trading is so reported), or such other price as determined by the Committee in accordance with applicable law.

2.17. “Grant Date” means, with respect to granting an Award or modification of an outstanding Award, the date on which the material terms of the Award (including the number of shares covered by the Award, the conditions for vesting, lapse of the Period of Restriction, and exercise, and the purchase price, if any) are established and all action constituting the making or modification of such Award is completed, without regard to (a) the date on which the applicable Agreement is executed or (b) whether such Award or modification is subject to future shareholder approval or other conditions. The Grant Date for any Award shall not occur before the recipient of the Award becomes an Eligible Employee or Non-Employee Director, as applicable.

2.18. “Incentive Stock Option” or “ISO” means an Option intended to qualify as an “incentive stock option” under Section 422 of the Code.

2.19. “Independent Directors” means members of the Board of Directors acting as a group, each of whom satisfies Avnet’s “Director Independence Standards.”

2.20. “Non-Employee Director” means a Director who is not an Eligible Employee.

2.21. “Option” means an Award granted pursuant to Article 5. In general, an Option gives the recipient the right to purchase a specified number of shares, which may be vested shares or Restricted Stock, at a specified price during a specified term, subject to the terms and conditions of the applicable Agreement.

2.22. “Optionee” means a person who, at the time in question, holds an Option that then remains unexercised in whole or in part, has not been surrendered, and has not expired or terminated. The term “Optionee” also includes any Successor Optionee.

2.23. “Other Stock Unit Award” means a full value Award (i.e., not an Option, SAR, or other appreciation award) granted pursuant to Article 10.

2.24. “Participant” means an Eligible Employee or Non-Employee Director who has been granted an Award hereunder.

2.25. “Performance Criteria” means any of the following criteria as related to Avnet, any Subsidiary, or any division or other area of Avnet or a Subsidiary:

(i) Economic profit; economic value added; price of Stock; total stockholder return; revenues; sales; sales productivity; sales growth; net income; operating income; gross profit; earnings per share; return on equity; return on investment; return on capital employed; cash flow; operating margin; gross margin; operating unit contribution; achievement of annual operating profit plans; debt level; market share; net worth; or other similar financial performance measures as may be determined by the Committee; or

(ii) Strategic business criteria consisting of one or more objectives based on meeting specified market penetration or market share; geographic business expansion; objective customer satisfaction goals; objective goals relating to divestitures, joint ventures, mergers, acquisitions, and similar transactions; implementation or completion of specified projects or processes strategic or critical to the Company’s business operations; individual business objectives; objective measures of brand recognition/acceptance; performance achievements on designated projects or objectives; objective measures of regulatory compliance; successful completion of internal or external audits; successful integration of business units; successful hiring, retention of talent, or other succession planning; or objective measures of employee engagement and satisfaction.

In addition, for any Participant who is not a Covered Participant, Performance Criteria may include any other criteria selected by the Committee.

2.26. “Performance Objectives” means, for any Award that is contingent in whole or in part on achievement of performance objectives, the objectives or other performance levels with respect to specified Performance Criteria that are measured over a Performance Period for the purpose of determining the amount of such Award and/or whether such Award is granted or vested.

2.27. “Performance Period” means a period over which achievement of Performance Objectives is measured, as set forth in the applicable Agreement.

2.28. “Performance Share Unit” means an Award granted pursuant to Article 9. In general, a Performance Share Unit gives the recipient a contractual right to receive a target number of shares of Stock or cash upon the attainment of specified Performance Objectives.

2.29. “Period of Restriction” means the period during which the transfer of shares of Restricted Stock is restricted, pursuant to Article 7.

2.30. “Plan” means the Avnet, Inc. 2016 Stock Compensation and Incentive Plan, as set forth herein and as amended from time to time.

2.31. “Restricted Stock” means an Award of Stock granted pursuant to Article 7. In general, Restricted Stock is Stock that, during a Period of Restriction, is subject to a substantial risk of forfeiture and restrictions against sale or other transfer.

2.32. “Restricted Stock Unit” means an Award granted pursuant to Article 8. In general, a Restricted Stock Unit gives the recipient a contractual right to receive cash or shares of Stock upon the attainment of specified vesting conditions.

2.33. “Rule 16b-3” means SEC Rule 16b-3 promulgated under the Exchange Act.

2.34. “Securities Act” means the Securities Act of 1933, as amended.

2.35. “Stock” means, subject to the adjustment provisions set forth in Article 13, Avnet’s $1.00 par value common stock.

2.36. “Stock Appreciation Right” or “SAR” means an Award granted pursuant to Article 6. In general, a Stock Appreciation Right gives the recipient the right to receive, upon exercise of the Award, an amount equal to the excess of the Fair Market Value of the shares of Stock with respect to which the SAR is being exercised (determined as of the exercise date) over the exercise price set forth in the Agreement.

2.37. “Subsidiary” means a corporation in which Avnet directly or indirectly owns more than 50% of the total combined voting power of all classes of capital stock.

2.38. “Successor Optionee” means any person who, under the provisions of Article 5, has acquired from an Optionee the right to exercise an Option, for so long as such Option remains unexercised in whole or in part, and has not been surrendered, exercised, or terminated.

ARTICLE 3

SHARES RESERVED FOR THE PLAN

3.1. General Limitations.    Subject to the adjustment provisions set forth in Article 13, the maximum number of shares of Stock that may be delivered pursuant to the exercise of Awards granted under the Plan shall be 5,000,000. All such shares shall be available for any type of Award, including Incentive Stock Options. At no time shall there be outstanding Awards under the Plan covering more than such maximum number of shares less the aggregate of the shares of Stock previously delivered pursuant to the exercise of Options (including the shares of Stock previously covered by Options surrendered in connection with the exercise of SARs), the shares of Stock with respect to which stock-settled SARs have been exercised (without regard to the number of shares of Stock issued upon settlement of such SARs), and the shares of Stock previously delivered pursuant to the vesting of Restricted Stock, Restricted Stock Units, Performance Share Units, and Other Stock Unit Awards. The shares of Stock authorized hereunder shall be in addition to the shares of Stock authorized for grant under the Avnet, Inc. 2013 Stock Compensation Plan (the “2013 Plan”), which shall continue to be available for grant under the 2013 Plan. Shares of Stock subject to Awards may consist of authorized but unissued shares of Stock and/or shares of Stock held in Avnet’s treasury.

3.2. Individual Limitations.    No individual may be granted Awards in any calendar year for more than 1,000,000 shares in the aggregate (including Options, SARs, Restricted Stock, Restricted Stock Units, Performance Share Units, and other equity-based awards). Awards granted to an individual in a calendar year may consist of a single type (e.g., Options) or a mix of types, as long as the aggregate share limit for the year is not exceeded. In addition, no Non-Employee Director may be granted Awards covering shares with a value at the time of grant of more than $1 million in any calendar year; provided, however, that Awards covering shares with a value of up to $2 million may be granted to a Non-Employee Director during the calendar year in which the Non-Employee Director first joins the Board of Directors or is first designated as Chairman of the Board of Directors or Lead Director.

3.3. Termination and Expiration of Awards.    If an Award is canceled, forfeited, expired or otherwise terminates or is settled without delivery of shares of Stock, whether in whole or in part, the number of shares of Stock covered by such Award immediately before such cancellation, forfeiture, expiration, termination, or settlement shall thereupon be added back to the number of shares of Stock otherwise available for further grants of Awards hereunder; provided, however, that the following transactions involving shares of Stock shall not result in shares of Stock becoming available for subsequent Awards: (a) Stock tendered or withheld in payment of the exercise price of an Option; (b) Stock tendered or withheld for taxes; (c) Stock that was subject to a stock-settled SAR or an Option that was related to a SAR and was not issued upon the settlement or exercise of such SAR; and (d) Stock repurchased by the Company with the proceeds of an Option exercise.

ARTICLE 4

ADMINISTRATION OF THE PLAN

4.1. Plan Administration.    This Plan shall be administered by the Administrator. The Administrator shall have full and exclusive power to: (a) construe and interpret the Plan; (b) establish and amend rules and regulations for the administration of the Plan; (c) correct any defect, remedy any omission, and reconcile any ambiguity or inconsistency in the Plan or any Award in the manner and to the extent it deems necessary or desirable to carry out the intent of the Plan and such Award; and (d) certify the level as to which each Performance Objective was attained. Subject to Section 4.6, the Administrator may delegate some or all of its authority under the Plan (including powers not referenced in this Section 4.1) to one or more Company officers, to the extent permitted by and not inconsistent with any requirements of applicable law.

4.2. Committee’s Authority to Grant Awards.    In addition to the powers enumerated in Section 4.1 (and without limiting the generality thereof), the Committee shall have plenary authority and discretion to determine the time or times at which Awards shall be granted to Eligible Employees, the Eligible Employees to whom Awards shall be granted, the number of shares of Stock (or for Awards denominated in cash, the dollar amount) to be covered by each such Award, and the terms and conditions upon which each such Award may be exercised (in each case, to the extent not inconsistent with the provisions of this Plan). Subject to the requirements of the Plan, the terms and conditions prescribed or approved for any Award granted by the Committee (as reflected in the applicable Agreement) shall be entirely within the discretion of the Committee.

4.3. Independent Directors’ Authority to Grant Awards.    In addition to the powers enumerated in Section 4.1 (and without limiting the generality thereof), the Independent Directors shall have plenary authority and discretion to determine the time or times at which Awards shall be granted to Non-Employee Directors, the Non-Employee Directors to whom Awards shall be granted, the number of shares of Stock (or for Awards denominated in cash, the dollar amount) to be covered by each such Award, and the terms and conditions upon which each such Award may be exercised (in each case, to the extent not inconsistent with the provisions of this Plan); provided that (a) no Director shall participate in any action taken with respect to an Award granted or to be granted to such Director, unless the same action is contemplated for all similarly situated Directors, and (b) no Award shall be granted to a Non-Employee Director unless such grant is approved by a majority of the Independent Directors. Subject to the requirements of the Plan, the terms and conditions prescribed or approved for any Award granted by the Independent Directors (as reflected in the applicable Agreement) shall be entirely within the discretion of the Independent Directors.

4.4. Actions of the Committee.    A majority of the members of the Committee (but not less than two) shall constitute a quorum, and all acts, decisions or determinations of the Committee shall be by majority vote of such of its members as shall be present at a meeting duly held at which a quorum is so present. Any act, decision, or determination of the Committee reduced to writing and signed by a majority of its members (but not less than two) shall be fully effective as if it had been made, taken or done by vote of such majority at a meeting duly called and held.

4.5. Reporting.    The Committee shall provide reports as may from time to time be prescribed by the Board of Directors.

4.6. CEO Authority to Grant Awards.    The CEO shall have authority to make Awards to Eligible Employees who are not Executive Officers or Covered Participants, including Eligible Employees who are promoted to Executive Officer positions, subject to such limits, if any, as the Committee may impose. The CEO shall have plenary authority and discretion to determine the time or times at which Awards that the CEO is authorized to grant shall be granted, the Eligible Employees to whom such Awards shall be granted, the number of shares of Stock (or for Awards denominated in cash, the dollar amount) to be covered by each such Award, and the terms and conditions upon which each such Award may be exercised (in each case, to the extent not inconsistent with the provisions of this Plan).

4.7. Determining Amount Payable.    With respect to any Award that is conditioned in whole or in part on the achievement of Performance Objectives, the Administrator shall determine the extent to which the applicable Performance Objectives were achieved and shall have discretion to reduce the amount that becomes vested or payable upon achievement of such Performance Objectives.

4.8. Decisions of the Administrator.    All determinations and decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive, and binding upon all persons and the Company, except to the extent that the terms of any sale or award of shares of Stock, or any grant of rights or Options under the Plan, are required by law or by the Articles of Incorporation or By-laws of Avnet to be approved by the Board of Directors or shareholders.

4.9. Law Compliance.    Notwithstanding any other provision of the Plan, the Administrator may impose such conditions on any Award, and the Board of Directors may amend the Plan in any such respects, as the Administrator or the Board of Directors determines is necessary or desirable to avoid adverse consequences under Rule 16b-3, Section 162(m) of the Code, Section 409A of the Code, Section 280G of the Code, or any other applicable law; and the Plan shall be construed consistently with the intent to avoid adverse consequences under applicable law.

ARTICLE 5

OPTIONS

5.1. Grant.    The Committee (and the CEO to the extent permitted by Section 4.6) may grant Options to Eligible Employees, and the Independent Directors may grant Options to Non-Employee Directors.

5.2. Exercise Price.    The price per share at which Stock subject to an Option may be purchased shall be set forth in the Agreement. In no event shall such exercise price be less than 100% of the Fair Market Value of the Stock on the Grant Date.

5.3. Term.    The term of each Option granted under the Plan shall be set forth in the Agreement; provided, however, that in no event shall an Option be exercisable after the day before the tenth anniversary of the Grant Date. Unless sooner forfeited or otherwise terminated pursuant to the terms hereof or of the Agreement, each Option granted under the Plan shall expire at the end of its term, and the term may not be extended. No Option may be exercised after the expiration of its term.

5.4. Exercisability (Vesting).    Each Option granted under the Plan shall be subject to the vesting conditions set forth in the Agreement; provided, however, that the exercisability of any Option may be accelerated to the extent permitted by Section 12.2 (Acceleration of Vesting). Subject to Section 12.2, an Option shall become vested no faster than pro rata over the three (3) year period that starts on the Grant Date. Subject to the provisions of the Agreement, each Option granted under the Plan that has become exercisable pursuant to this Section 5.4 shall remain exercisable thereafter until the expiration of its term as described in Section 5.3.

5.5. Exercise.    To the extent that an Option has become exercisable in accordance with Section 5.4, such Option may be exercised by notice to Avnet, in a form approved by Avnet, stating the number of shares of Stock with respect to which such Award is being exercised, accompanied by payment in full therefor as described below. After receipt of such notice and payment, subject to Section 12.6 (Registration of Shares), Avnet shall record the stock transfer on its books and records without the need to issue a physical certificate. The payment due upon exercise of an Option may be made in any form permitted by the Administrator. The permitted forms of payment may (but are not required to) include (i) check (certified, if so required by Avnet); (ii) shares of Stock with a fair market value, at the date of receipt by Avnet, equal to the aggregate exercise price (plus withholding, if applicable); (iii) a combination of check and shares of Stock; (iv) having Avnet retain from the Stock otherwise issuable upon exercise of the Option a number of shares of Stock having a fair market value equal to the exercise price of the Option (plus withholding, if applicable); (v) to the extent permitted by applicable law, by delivering a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to Avnet the exercise price and to deliver to the Participant the net amount of shares received upon exercise (after subtracting the exercise price, withholding, and any broker fee); or (vi) any other manner acceptable to the Administrator.

5.6. General Modification Rules.    The Administrator may, for such consideration (if any) as it may deem adequate and with the prior consent of the Optionee, modify the terms of any outstanding Option; provided, however, that except to the extent permitted by Section 5.8, no Option may be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of such Option, and no Option with an exercise price that exceeds the Fair Market Value of a share of Stock shall be exchanged for a cash payment, without shareholder approval.

5.7. Dividend Rights.    Participants in whose name Options are granted shall not be entitled to receive dividends or other distributions with respect to shares of Stock underlying such Options.

5.8. Special Modification in the Event of a Corporate Transaction.    In the event of a corporate transaction (within the meaning of Treas. Reg. § 1.424-1(a)(3)), the Administrator may provide for the assumption or substitution of outstanding Options, provided that the requirements of Treas. Reg. § 1.424- 1(a) are satisfied with respect to Incentive Stock Options, and the requirements of Treas. Reg. § 1.409A- 1(b)(v)(D) are satisfied with respect to all other Options.

5.9. Special Rules for Incentive Stock Options (“ISOs”).    ISOs shall be subject to the requirements of Section 422 of the Code, including the following (all of which shall be interpreted consistent with the intent to comply with the requirements of Section 422 of the Code and not to impose any restrictions that are not required by Section 422):

(a) Shares Available for ISO Grants.    All shares of Stock authorized for Awards under Article 3 are available to be issued through ISOs; provided, however, that to the extent required by Section 422 of the Code, canceled Awards shall continue to be counted against the number of shares available.

(b) Optionee Must Be an Employee.    No ISO shall be granted to any individual who is not an employee of Avnet or a Subsidiary.

(c) Special Rules for 10% Owners.    An Incentive Stock Option shall not be granted to an individual who, immediately before the time the Option is granted, owns shares of Stock possessing more than 10 percent of the total combined voting power of all classes of stock of Avnet, unless the Agreement for such Incentive Stock Option provides that (i) the exercise price is no less than 110 percent (110%) of the Fair Market Value of the Stock on the Grant Date (determined in accordance with Treas. Reg. § 1.422-2(f)(1)), and (ii) the Option expires no later than the fifth anniversary of the Grant Date.

ARTICLE 6

STOCK APPRECIATION RIGHTS (“SARs”)

6.1. Grant.    The Committee (and the CEO to the extent permitted by Section 4.6) may grant SARs to Eligible Employees, and the Independent Directors may grant SARs to Non-Employee Directors. Each SAR may be free-standing or related to all or part of an Option. In the discretion of the Administrator, a SAR related to an Option may be granted at any time before the related Option is exercised, expires, is terminated, or is surrendered, and may be modified when the related Option is modified.

6.2. Exercise Price.    The exercise price per share for each free-standing SAR granted under the Plan shall be set forth in the Agreement. In no event shall the exercise price be less than 100% of the Fair Market Value of the Stock on the Grant Date.

6.3. Term.    The term of each SAR granted under the Plan shall be set forth in the Agreement; provided, however that in no event shall a SAR be exercisable after the day before the tenth anniversary of the Grant Date. Unless sooner forfeited or otherwise terminated pursuant to the terms hereof or of the Agreement, each SAR granted under the Plan shall expire at the end of its term, and the term may not be extended. No SAR may be exercised after the expiration of its term.

6.4. Exercisability (Vesting).    Each SAR granted under the Plan shall be subject to the vesting conditions set forth in the Agreement; provided, however, that (a) the exercisability of any SAR may be accelerated to the extent permitted by Section 12.2 (Acceleration of Vesting), and (b) if a SAR relates to all or part of an Option, such SAR shall be exercisable only to the extent that the related Option is exercisable. Subject to Section 12.2, a SAR shall become vested no faster than pro rata over the three (3) year period that starts on the Grant Date. Subject to the provisions of the Agreement, each SAR that is exercisable pursuant to this Section 6.4 shall remain exercisable thereafter until the expiration of its term as described in Section 6.3.

6.5. Exercise.    To the extent that a SAR has become exercisable in accordance with Section 6.4, such SAR may be exercised in accordance with the procedures set forth in Section 5.5 (Exercise), but without the requirement to make a payment therefor. If the SAR is related to all or part of an Option, the Optionee must provide with the exercise notice an instrument effecting the surrender of the related portion of the Option. Each SAR may be settled in shares of Stock, cash, or a combination of cash and shares (provided that shares of Stock underlying any SAR that is settled in cash shall not be available to be issued in a future Award). No fractional shares shall be issued; any amount that would have been payable in fractional shares shall be paid in cash.

6.6. Other Conditions.    The Administrator (or its designee) may impose any other conditions upon the exercise of SARs. Such conditions may govern the right to exercise SARs granted before the adoption or amendment of such conditions as well as SARs granted thereafter.

6.7. Dividend Rights.    Participants in whose name SARs are granted shall not be entitled to receive dividends or other distributions with respect to shares of Stock underlying such SARs.

6.8. Modification and Cancellation Rules.    The modification and cancellation rules and restrictions set forth in Sections 5.6 (General Modification Rules) and 5.8 (Special Modification in the Event of a Corporate Transaction) shall also apply with respect to SARs.

ARTICLE 7

RESTRICTED STOCK

7.1. Grant.    The Committee (and the CEO to the extent permitted by Section 4.6) may grant Restricted Stock to Eligible Employees, and the Independent Directors may grant Restricted Stock to Non- Employee Directors. The number of shares granted pursuant to any Restricted Stock Award, and the purchase price (if any), shall be set forth in the Agreement.

7.2. Restrictions.    During the Period of Restriction set forth in the applicable Agreement, shares of Restricted Stock shall not be sold, transferred, pledged, assigned, exchanged, encumbered, alienated, hypothecated, or otherwise disposed of. Except as otherwise provided in the Agreement, if a Participant‘s employment or other service with the Company terminates before the end of the Period of Restriction for any shares of Restricted Stock, all such restricted shares shall be forfeited, and all rights of the Participant with respect to such shares of Stock shall immediately terminate without any payment or other consideration therefor; provided that if the Participant paid for any of the forfeited shares, the Company shall refund the purchase price (without interest or any other earnings). Any forfeited shares of Restricted Stock that had been delivered to, or held in custody for, a Participant shall be returned to Avnet, accompanied by any instrument of transfer requested by Avnet.

7.3. Lapse of Period of Restriction (Vesting).    The Period of Restriction for each Award of Restricted Stock shall lapse only upon satisfaction of conditions set forth in the Agreement. Such conditions may be based on (a) continued service to Avnet or a Subsidiary for a specified period, (b) achievement of Performance Objectives, or (c) a combination of (a) and (b). Subject to Section 12.2, the Period of Restriction for any Award of Restricted Stock shall lapse no faster than pro rata over the three (3) year period that starts on the Grant Date.

7.4. Settlement of Restricted Stock.    Shares of Restricted Stock shall become freely transferable immediately following the last day of the Period of Restriction. As soon as practicable after the Period of Restriction lapses, Avnet shall record the stock transfer on its books and records without the need to issue a physical certificate.

7.5. Voting Rights.    During the Period of Restriction, Participants in whose name Restricted Stock is granted under the Plan may exercise full voting rights with respect to those shares.

7.6. Dividend Rights.    During the Period of Restriction, Participants in whose name Restricted Stock is granted shall be entitled to receive all dividends and other distributions paid with respect to such Restricted Stock Awards, as set forth in this Section 7.6. Dividends paid in cash shall be automatically reinvested in additional shares of Restricted Stock at a purchase price per share equal to the Fair Market Value of a share of Stock on the date such dividend is paid; provided, however, that fractional shares shall not be issued. Any amount that would have been invested in a fractional share shall be payable to the Participant in cash when the Period of Restriction for the underlying shares lapses. All additional shares of Stock received by a Participant in respect of a dividend or other distribution on Restricted Stock, whether through reinvestment or through a dividend or other distribution paid in shares of Stock, shall be subject to the same restrictions (for the same Period of Restriction) as the Restricted Stock with respect to which they were received; and the right to receive cash with respect to any fractional share shall be subject to forfeiture until the Period of Restriction for the underlying shares lapses.

7.7. Foreign Laws.    Notwithstanding any other provision of the Plan, if Restricted Stock is to be awarded to a Participant who is subject to the laws, including the tax laws, of any country other than the United States, the Committee may, in its discretion, direct Avnet to sell, assign, or otherwise transfer the Restricted Stock to a trust or other entity or arrangement, rather than grant the Restricted Stock directly to the Participant.

ARTICLE 8

RESTRICTED STOCK UNITS

8.1. Grant.    The Committee (and the CEO to the extent permitted by Section 4.6) may grant Restricted Stock Units to Eligible Employees, and the Independent Directors may grant Restricted Stock Units to Non-Employee Directors. The number of shares of Stock underlying any Restricted Stock Unit Award shall be set forth in the Agreement.

8.2. Vesting.    An Award of Restricted Stock Units shall be subject to vesting conditions set forth in the applicable Agreement. Such vesting conditions may be based on (a) continued service to Avnet or a Subsidiary for a specified period, (b) achievement of Performance Objectives, or (c) a combination of (a) and (b). Subject to Section 12.2, a Restricted Stock Unit Award shall become vested no faster than pro rata over the three (3) year period that starts on the Grant Date.

8.3. Settlement of Restricted Stock Units.    Subject to Section 12.6 (Registration of Shares), as soon as practicable after any Restricted Stock Unit becomes vested, Avnet shall transfer to the Participant one share of Stock for each such vested Restricted Stock Unit, cash in lieu of shares of Stock, or a combination of cash and shares of Stock. No fractional shares shall be issued with respect to vesting of Restricted Stock Units.

8.4. Dividend Rights.    Participants in whose name Restricted Stock Units are granted shall not be entitled to receive dividends or other distributions with respect to shares of Stock underlying such Restricted Stock Unit, unless the Agreement provides otherwise. Any right to receive dividends or other distributions shall be subject to the same vesting conditions and risk of forfeiture as the Restricted Stock Units with respect to which such right is granted, and all dividends and distributions shall be paid when the applicable Restricted Stock Units are settled.

ARTICLE 9

PERFORMANCE SHARE UNITS

9.1. Grant.    The Committee (and the CEO to the extent permitted by Section 4.6) may grant Performance Share Units to Eligible Employees, and the Independent Directors may grant Performance Share Units to Non-Employee Directors. The target and maximum number of Shares deliverable upon achievement of the applicable Performance Objectives shall be set forth in the Agreement.

9.2. Vesting.    Vesting of Performance Share Units shall be conditioned upon the achievement of specified Performance Objectives over a specified Performance Period, and such other conditions as are set forth in the Agreement. Subject to Section 12.2, Awards of Performance Share Units shall become vested no faster than pro rata over the three (3) year period that starts on the Grant Date.

9.3. Settlement of Performance Shares.    After Performance Share Units become vested, Avnet shall transfer to the Participant shares of Stock or cash, or a combination of cash and shares of Stock, corresponding to the vested amount (determined after taking into account the Administrator’s discretion to reduce the amount payable upon achievement of Performance Objectives). No fractional shares shall be issued with respect to vesting of Performance Share Units.

9.4. Dividend Rights.    Participants in whose name Performance Share Units are granted shall not be entitled to receive dividends or other distributions with respect to shares of Stock underlying such Performance Share Units, unless the Agreement provides otherwise. Any right to receive dividends or other distributions shall be subject to the same vesting conditions and risk of forfeiture as the Performance Share Units with respect to which such right is granted, and all dividends and distributions shall be paid when the applicable Performance Share Units are settled.

ARTICLE 10

OTHER STOCK UNIT AWARDS

10.1. Grant.    The Committee (and the CEO to the extent permitted by Section 4.6) may grant Other Stock Unit Awards to Eligible Employees, and the Independent Directors may grant Other Stock Unit Awards to Non-Employee Directors. Each Other Stock Unit Award may be granted as a stand-alone Award or in connection with another Award made under the Plan, and may be in the form of Stock or other securities. The number of shares of Stock or other securities underlying any Other Stock Unit Award shall be set forth in the Agreement.

10.2. Amount of Award.    The value of each Other Stock Unit Award shall be based, in whole or in part, on the value of the underlying Stock or other securities. The Agreement may provide that an Other Stock Unit Award may provide to the Participant (a) dividends or dividend equivalents and (b) cash payments in lieu of or in addition to an Award.

10.3. General Rules for Other Stock Unit Awards.    Subject to the requirements of the Plan, including this Section 10.3, the terms, restrictions, conditions, vesting requirements, and payment rules of an Other Stock Unit Award (collectively, the “Rules”) shall be set forth in the Agreement. The Rules for each Other Stock Unit Award need not be consistent from one Other Stock Unit Award to another.

(a) An Other Stock Unit Award shall be subject to vesting conditions set forth in the applicable Agreement, which may be based on any criterion permitted by Section 8.2 (Vesting). Subject to Section 12.2, the minimum vesting period required by Section 8.2 shall also apply for Other Stock Unit Awards; provided that the minimum vesting period shall not apply for full value awards granted to Non-Employee Directors.

(b) An Other Stock Unit Award may be contingent on the payment of cash consideration by the Participant or may provide for delivery of the Award, and any Stock or other securities issued in conjunction with the Award, without any payment of cash consideration.

(c) An Other Stock Unit Award may be subject to a deferred payment schedule, if so set forth in the Agreement.

(d) The Administrator, in its sole and complete discretion, as a result of certain circumstances, including the assumption of, or substitution of stock unit awards of a company with which Avnet or a Subsidiary participates in an acquisition, separation, or similar corporate transaction, may waive or otherwise remove, in whole or in part, any restriction or condition imposed on an Other Stock Unit Award at the time of grant.

ARTICLE 11

EXECUTIVE INCENTIVE PERFORMANCE AWARDS

11.1. EIP Awards.    The Committee (and the CEO to the extent permitted by Section 4.6) may issue EIP Awards to Eligible Employees who are Executive Officers or members of senior management of Avnet or of any of its Subsidiaries. Neither this Article 11 nor any other provision of the Plan shall limit in any way the authority of the CEO and other Company officers to issue incentive pay and cash bonuses to Eligible Employees who are not Executive Officers.

11.2. Determination of EIP Amount.    The amount of an EIP Award shall be determined by the Committee (or the CEO to the extent permitted by Section 4.6) and shall be contingent upon the achievement of Performance Objectives specified by the Committee, as set forth in the Agreement.

11.3. Payment of Awards.    EIP Awards shall be paid in cash after the Performance Period has ended and the Committee has certified that the specified Performance Objectives were achieved. Except as otherwise expressly provided in an Agreement, payment shall be made no later than the end of the “applicable 2- 1/2 month period” described in Treas. Reg. § 1.409A-1(b)(4)(i)(A).

11.4. Individual Limitation.    The maximum individual EIP Award permitted for a 12-month Performance Period, is $5,000,000. If the Performance Period is not twelve (12) months, the $5,000,000 limitation shall be adjusted on a pro-rata basis (downward if the Performance Period is less than 12 months and upward if the Performance Period is more than 12 months) to reflect the length of the Performance Period.

ARTICLE 12

ADDITIONAL TERMS AND PROVISIONS

12.1. Agreements.    Promptly after the granting of any Award or the modification of any outstanding Award, the Administrator shall cause such Participant to be notified of such action and shall cause Avnet to deliver to such Participant an Agreement (which Agreement shall be signed on behalf of Avnet by an officer of Avnet with appropriate authorization therefor) evidencing the Award so granted or modified and the terms and conditions thereof and including (when appropriate) an addendum evidencing the Award so granted or modified and the terms and conditions thereof.

12.2. Acceleration of Vesting and Cancellation of Options and SARs.    The Administrator, in its sole discretion, may accelerate the vesting of any Award (including the lapsing of the Period of Restriction for Restricted Stock), or remove conditions for vesting (or lapsing of the Period of Restriction) upon a Change in Control or the Participant’s death, retirement, layoff, separation from service in connection with a Change in Control, or other separation from service where the Administrator determines that such treatment is appropriate and in the Company’s best interests, as well as upon assumption of, or in substitution for equity awards of a company with which Avnet or a Subsidiary participates in an acquisition, separation, merger, or similar corporate transaction; provided, however, that with respect to an Award to a Covered Participant that is intended to qualify as “other performance-based compensation,” waiver of performance conditions shall be permitted only to the extent permitted by Revenue Ruling 2008-13 or any successor thereto. In addition, the Administrator may grant awards of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Share Units and Other Stock Unit Awards that do not satisfy the minimum vesting periods and Periods of Restriction prescribed by Sections 5.4, 6.4, 7.3, 8.2, 9.2, and 10.3(a), provided that the total number of shares of Stock underlying Awards that do not satisfy such minimum vesting periods and Periods of Restriction shall not exceed five percent (5%) of the total number of shares available for grant under the Plan. In connection with a Change in Control, any Options or SARs may be canceled in exchange for the right (to the extent vested) to receive, at a time determined by the Administrator, a cash payment equal to the excess, if any, of the fair market value of the Stock subject to the Option or SAR over the exercise price. For the avoidance of doubt, no payment shall be required with respect to any Option or SAR for which the exercise price exceeds the fair market value of the Stock at the time of the cancellation (i.e., an “under water” option or SAR).

12.3. Tax Withholding.    The Company shall have the right to deduct from all amounts paid to a Participant or beneficiary any taxes that it determines are required by law to be withheld in respect of Awards under the Plan. In the case of an Award settled in shares of Stock, no shares of Stock shall be issued, and no election under Section 83(b) of the Code shall be accepted, unless and until arrangements satisfactory to the Company have been made to satisfy any applicable withholding tax obligations. Without limiting the generality of the foregoing and subject to such terms and conditions as the Committee may impose, the Company shall have the right to (a) retain shares of Stock or (b) subject to such terms and conditions as the Committee may establish from time to time, allow Participants or beneficiaries to (i) tender shares of Stock (including shares of Stock issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld, or (ii) pay the required tax withholding amount to Avnet in cash; and the fair market value of shares of Stock withheld may exceed the minimum statutory withholding requirements. For purposes of determining the number of shares of Stock required to satisfy a tax withholding obligation, the fair market value shall be calculated as of the date that the amount to be withheld is determined. Unless a Participant or beneficiary, as applicable, requests to pay Avnet cash for any fractional share that would otherwise be required to be withheld to satisfy a tax withholding obligation, the number of shares of Stock withheld by Avnet shall be rounded up to the nearest whole number. Regardless of the amount withheld, each Participant and beneficiary shall be responsible at all times for paying all federal, state, and local income and employment taxes allocable to such Participant or beneficiary with respect to any Award (including taxes due with respect to imputed income), and the Company shall not be responsible for any interest or penalty that a Participant incurs by failing to make timely payments of tax.

12.4. No Right to Employment; No Right to Award.    The Plan shall not confer upon any Participant or other individual any right with respect to continuance of employment by the Company, or continuance of membership on the Board of Directors, nor shall it interfere in any way with his right, or the Company’s right, to terminate his employment or Board membership at any time. No provision of the Plan shall be construed to give any Eligible Employee or Non-Employee Director a right to receive an Award.

12.5. Shareholder Rights.    Except as provided in Article 7 with respect to Restricted Stock, no Participant shall acquire or have any rights as a shareholder of Avnet by virtue of any Award until the shares of Stock issued pursuant to the Award or the exercise thereof are recorded in the books and records of Avnet in accordance with the terms of the Plan. Subsequent to such recordation in the books and records of Avnet, the recipient of shares of Stock shall have the full rights of a holder of such Stock.

12.6. Registration of Shares.    It is Avnet’s present intention to register the shares of Stock issued pursuant to the Plan under the Securities Act as necessary. Avnet shall not be obligated to sell or deliver any shares of Stock pursuant to the granting, vesting, or exercise of any Award unless and until —

(a) either (i) Avnet has received from its counsel an opinion concluding that such shares need not be registered under the Securities Act, or (ii) (A) such shares have been registered under the Securities Act, (B) no stop order suspending the effectiveness of such registration statement has been issued and no proceedings therefor have been instituted or threatened under the Securities Act, and (C) there is available at the time of such grant, vesting event, or exercise (as applicable) a prospectus containing certified financial statements and other information meeting the requirements of Section 10(a)(3) of the Securities Act;

(b) such shares are (or upon official notice of issuance will be) listed on each national securities exchange on which the class of Stock is then listed;

(c) if necessary, the prior approval of such delivery has been obtained from any State regulatory body having jurisdiction (but nothing herein contained shall be deemed to require Avnet to register or qualify as a foreign corporation in any State nor, except as to any matter or transaction relating to the sale or delivery of such shares, to consent to service of process in any State); and

(d) if the Committee so requires, Avnet has received an opinion from its counsel with respect to compliance with the matters set forth in subsections (a), (b), and/or (c) of this Section 12.6.

In addition, the making of any Award or determination, the delivery or recording of a stock transfer, and payment of any amount due to a Participant may be postponed for such period as Avnet may require, in the exercise of reasonable diligence, to comply with the requirements of any applicable law.

12.7. Document Requirements.    The Committee may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all applicable laws.

12.8. Deferrals.    The Administrator may allow a Participant to elect to defer receipt of any payment of cash or any delivery of shares of Stock that would otherwise be due to such Participant by virtue of the exercise, earn-out, or settlement of any Award made under the Plan, other than Options or Stock Appreciation Rights. If such election is permitted, the Committee shall establish rules and procedures for such deferrals, including provisions that the Committee or the Participant determines are necessary or advisable to comply with, or avoid being subject to, the requirements of Section 409A of the Code, and provisions for the payment or crediting of dividend equivalents in respect of deferrals credited in units of Stock.

12.9. Recoupment.    Each Award shall be subject to the terms and conditions of Avnet’s compensation recoupment or clawback policy, as in effect and amended from time to time, including disgorgement or repayment to the extent required by such policy (taking into account changes to such policy that are made after the date hereof and after the date of the applicable Agreement).

12.10. Nontransferability.    Except as otherwise provided in Section 7.7 (Foreign Laws), this Section 12.10, or the applicable Agreement, no Award granted under the Plan, and no interests therein, may be sold, transferred, pledged, assigned, exchanged, encumbered or otherwise alienated or hypothecated; and each Award shall be exercisable during the Participant’s lifetime only by the Participant or his legal guardian or representative.

(a) An Award may be transferred by testamentary disposition or the laws of descent and distribution.

(b) The Committee shall have sole discretion to approve, and to establish terms and conditions for, a transfer of an Option other than an Incentive Stock Option to (i) the child, step-child, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, including adoptive relationships, and any person sharing the Participant’s household (other than a tenant or employee) of the Participant (an “Immediate Family Member”); (ii) a trust in which Immediate Family Members have more than 50% of the beneficial interest; (iii) a foundation in which Immediate Family Members or the Participant control the management of the assets; or (iv) any other entity in which Immediate Family Members or the Participant own more than 50% of the voting interests (each (i) — (iv), a “Permitted Transferee”); provided, however, that, without the prior approval of the Committee, no Permitted Transferee shall further transfer an Award, either directly or indirectly, other than by testamentary disposition or the laws of descent and distribution. For example, without prior approval of the Committee, a Permitted Transferee may not transfer an Award by reason of the dissolution of, or a change in the beneficiaries of, a Permitted Transferee that is a trust; the sale, merger, consolidation, dissolution, or liquidation of a Permitted Transferee that is a partnership (or the sale of all or any portion of the partnership interests therein); or the sale, merger, consolidation, dissolution or liquidation of a Permitted Transferee that is a corporation (or the sale of all or any portion of the stock thereof).

(c) The Committee shall have discretion to authorize a transfer pursuant to a domestic relations order; provided, however, that the Committee shall not be required under any circumstance to accept or approve a transfer pursuant to a domestic relations order.

(d) An Award may be forfeited or transferred to the extent required to satisfy a tax levy or judgment under the Mandatory Victims Restitution Act or similar federal or state law.

12.11. Applicable Law and Severability.    The Plan, and its rules, rights, agreements and regulations, shall be governed, construed, interpreted and administered solely in accordance with the laws of the state of New York, without regard to any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. If any provision of the Plan is held invalid, illegal, or unenforceable, in whole or in part, for any reason, such determination shall not affect the validity, legality or enforceability of any remaining provision, portion of provision or the Plan overall, which shall remain in full force and effect as if such invalid, illegal or unenforceable provision (or portion thereof) had never been included in the Plan.

12.12. Special Incentive Compensation.    No shares of Stock or other remuneration provided pursuant to an Award, other than an EIP Award, shall be included in compensation for purposes of determining the amount payable to any individual under any pension, savings, retirement, life insurance, or other employee benefits arrangement of the Company, unless otherwise determined by the Company. Remuneration provided pursuant to an EIP Award shall be included in compensation to the extent (and only to the extent) required by the applicable employee benefits arrangement.

12.13. Section 16(b) of the Exchange Act.    All Agreements for Participants subject to Section 16(b) of the Exchange Act shall be deemed to include any such additional terms, conditions, limitations and provisions as Rule 16b-3 requires, unless the Committee in its discretion determines that any such Award should not be governed by Rule 16b-3. In addition, with respect to persons subject to Section 16(b) of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b- 3. To the extent that any provision of the Plan or any action by the Administrator fails to comply with Rule 16b-3, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

12.14. Section 162(m) of the Code.    Each Award to a Covered Participant that is contingent upon the achievement of Performance Objectives shall be deemed to include any such additional terms, conditions, limitations, and other provisions as are necessary for such Award to qualify as “other performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, unless the Committee in its discretion determines that such Award is not intended to qualify as “other performance-based compensation.” Performance Objectives for each Award granted to a Covered Participant shall be measured over a stated Performance Period, on an absolute basis or relative to a pre-established target, as specified by the Committee and reflected in the Agreement. The Performance Objectives for each Award that is intended to qualify as “other performance-based compensation” shall be set forth in writing, at a time when achievement of the Performance Objectives is substantially uncertain, no later than the earlier of (a) 90 days after commencement of the period of service (within the meaning of Treas. Reg. § 1.162-27(e)(2)(i)) to which the Performance Objectives relate, or (b) before 25 percent (25%) of such period of service has elapsed. To the extent permitted by Section 162(m)(4)(C) of the Code, the Committee may adjust performance results to take into account extraordinary, unusual, infrequently occurring, or non-comparable items, and shall have discretion to reduce (but not to increase) the amount due upon achievement of any Performance Objective. No amount shall be paid to a Covered Participant pursuant to an Award that is contingent upon the achievement of Performance Objectives unless and until the Committee has certified that the Performance Objectives have been satisfied. To the extent required by Section 162(m) of the Code, canceled Awards shall continue to be counted against the limit set forth in Section 3.2 (Individual Limitations) on shares of Stock available for Awards.

12.15. Section 409A of the Code.    The Plan, any Award granted under the Plan, and all Agreements evidencing such Awards, shall be interpreted, administered, and construed consistent with the intent that (a) all Options, SARs, and comparable awards shall be exempt from Section 409A of the Code by reason of the exemption for certain stock rights set forth in Treas. Reg. § 1.409A-1(b)(5); (b) all Awards of Restricted Stock shall be exempt from Section 409A of the Code by reason of the exemption for restricted property governed by Section 83 of the Code set forth in Treas. Reg. § 1.409A-1(b)(6); and (c) except to the extent that the applicable Agreement reflects an intent to provide for nonqualified deferred compensation that is subject to and complies with the requirements of Section 409A of the Code, all Restricted Stock Unit Awards, Performance Share Unit Awards, Other Stock Unit Awards, and EIP Awards shall be exempt from Section 409A of the Code by reason of the “short-term deferral rule” set forth in Treas. Reg. § 1.409A-1(b)(4).

12.16. Application of Proceeds.    The proceeds received by the Company from the sale of Stock under the Plan shall be used for general corporate purposes.

12.17. Rules of Construction.    Whenever used in the Plan, (a) words in the masculine gender shall be deemed to refer to females as well as to males; (b) words in the singular shall be deemed to refer also to the plural; (c) the word “include” shall mean “including but not limited to”; (d) references to a statute or regulation or statutory or regulatory provision shall refer to that provision (or to a successor provision of similar import) as currently in effect, as amended, or as reenacted, and to any regulations and other formal guidance of general applicability issued thereunder; and (e) references to a law shall include any statute, regulation, rule, court case, or other requirement established by an exchange or a governmental authority or agency, and applicable law shall include any tax law that imposes requirements in order to avoid adverse tax consequences.

12.18. Headings and Captions.    The headings and captions in this Plan document are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

12.19. Effective Date.    The Plan shall become effective on the date the Plan is approved by Avnet’s shareholders.

ARTICLE 13

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

13.1. Share Adjustments.    If the Stock is split, divided, or otherwise reclassified into or exchanged for a greater or lesser number of shares of Stock or into shares of Stock and/or any other securities of Avnet by reason of recapitalization, reclassification, stock split or reverse split, combination of shares or other reorganization, the term “Stock” as used herein shall thereafter mean the number and kind of shares or other securities into which the Stock shall have been so split, divided or otherwise reclassified or for which the Stock shall have been so exchanged; and the remaining number of shares of Stock which may, in the aggregate, thereafter be delivered pursuant to the grant or exercise of an Award and the remaining number of shares of Stock which may thereafter be delivered pursuant to the exercise of any Options and/or SARs then outstanding, shall be correspondingly adjusted. If a dividend payable in shares of Stock is paid to the holders of outstanding shares of Stock, the remaining number of shares of Stock which may, in the aggregate, thereafter be delivered pursuant to the exercise or grant of Awards, and the remaining number of shares of Stock that may thereafter be delivered pursuant to the exercise of any Awards then outstanding shall be increased by the percentage that the number of shares of Stock so paid as a dividend bears to the total number of shares of Stock outstanding immediately before the payment of such dividend. If an extraordinary cash dividend is paid to the holders of outstanding shares of Stock, the remaining number of shares of Stock that may, in the aggregate, thereafter be delivered pursuant to the exercise or grant of Awards and the remaining number of shares of Stock that may thereafter be delivered pursuant to the exercise of any Awards then outstanding, shall be equitably adjusted by the Committee.

13.2. Exercise Price Adjustments.    If the Stock is split, divided or otherwise reclassified or exchanged, or if any dividend payable in shares of Stock or extraordinary cash dividend is paid to the holders of outstanding shares of Stock, in each case, as provided in the preceding paragraph, the purchase price per share of Stock upon exercise of outstanding Options, and the aggregate number of shares of Stock with respect to which Awards may be granted to any Participant in any calendar year, shall be correspondingly adjusted.

13.3. Fractional Shares.    Notwithstanding any other provision of this Article 13, if upon any adjustment made in accordance with Section 13.1 above, the remaining number of shares of Stock which may thereafter be delivered pursuant to the exercise of any Award then outstanding shall include a fractional share of Stock, such fractional share of Stock shall be disregarded for all purposes of the Plan and the Optionee holding such Award shall become entitled neither to purchase the same nor to receive cash or other property in payment therefor or in lieu thereof.

ARTICLE 14

AMENDMENT OR TERMINATION OF THE PLAN

14.1. The Plan shall automatically terminate on November 30, 2026, unless it is sooner terminated pursuant to Section 14.2, below. No Award shall be granted after the Plan terminates. All Awards granted before the Plan terminates shall continue in effect thereafter in accordance with the terms of the applicable Agreements and the Plan.

14.2. Reservation of Rights.    The Board of Directors may amend or terminate the Plan and/or any Award thereunder at any time as the Board of Directors may deem advisable and in the best interests of Avnet; provided, however, that —

(i) a Participant’s written consent shall be required for any amendment to an outstanding Award that would adversely affect in a material manner the rights of such Participant under such Award, unless the Committee determines in its discretion that there have occurred or are about to occur significant changes in the Participant’s position, duties or responsibilities, or significant changes in economic, legislative, regulatory, tax, accounting or cost/benefit conditions that the Committee determines in its sole discretion make Participant consent inappropriate under the circumstances; and

(ii) the affirmative vote of a majority of the votes cast at a meeting of the shareholders of Avnet duly called and held for that purpose, shall be required for any change that (a) affects the composition or functioning of the Committee; (b) materially increases the aggregate number of shares of Stock that may be delivered pursuant to the exercise of Awards; (c) materially increases the aggregate number of shares of Stock with respect to which Options or other Awards may be granted to any Participant during any calendar year; (d) materially decreases the minimum purchase price per share of Stock (in relation to the Fair Market Value thereof at the respective dates of grant) upon the exercise of Options; (e) extends the ten-year maximum period within which an Award is exercisable or the termination date of the Plan; or (f) otherwise triggers a shareholder approval requirement under an applicable law or listing standard.

AVNET, INC.

2211 SOUTH 47TH STREET

PHOENIX, AZ 85034

THERE ARE THREE WAYS TO VOTE YOUR PROXY

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM, Eastern Time, the day before the cut-off date or meeting date scheduled for November 10, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM, Eastern Time, the day before the cut-off date or meeting date scheduled for November 10, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E13417-P82013-Z68471	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

AVNET, INC.
The Board of Directors recommends you vote FOR the following proposals:
Vote on Directors
1.	Election of Directors
	Nominees:			For	Against	Abstain	Vote on Proposals			For	Against	Abstain
	1a.	Rodney C. Adkins		☐	☐	☐	2.	Advisory vote on executive compensation.		☐	☐	☐
	1b.	William J. Amelio		☐	☐	☐	3.	To approve the Avnet, Inc. 2016 Stock		☐	☐	☐
	1c.	J. Veronica Biggins		☐	☐	☐		Compensation and Incentive Plan.
	1d.	Michael A. Bradley		☐	☐	☐	4.	Ratification of appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ending July 1, 2017.		☐	☐	☐
	1e.	R. Kerry Clark		☐	☐	☐
	1f.	James A. Lawrence		☐	☐	☐
	1g.	Avid Modjtabai		☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
	1h.	Ray M. Robinson		☐	☐	☐
	1i.	William H. Schumann III		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date					Signature (Joint Owners)	Date

ANNUAL MEETING OF SHAREHOLDERS

Thursday, November 10, 2016

7:30 a.m. (local time)

Avnet, Inc.

2211 South 47th Street

Phoenix, AZ 85034

You may vote through the Internet, by telephone or by mail.

Please read the card carefully for instructions.

However you decide to vote, your presence, in person or by proxy, at the Annual Meeting of Shareholders is important.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

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E13418-P82013-Z68471

AVNET, INC.

This Proxy is Solicited on Behalf of the Board of Directors for the

Annual Meeting of Shareholders on November 10, 2016

The undersigned shareholder of AVNET, INC. (the “Company”) hereby constitutes and appoints William Amelio and Kevin Moriarty, or either of them, as proxy of the undersigned, with full power of substitution and revocation, to vote all shares of Common Stock of the Company standing in his or her name on the books of the Company at the Annual Meeting of Shareholders to be held at 7:30 a.m., local time, at Avnet, Inc., 2211 South 47th Street, Phoenix, AZ 85034, on November 10, 2016, or at any adjournment thereof, with all the powers which the undersigned would possess if personally present, as designated on the reverse side.

The undersigned hereby instructs the said proxies (i) to vote in accordance with the instructions indicated on the reverse side for each proposal, but, if no instruction is given on the reverse side, to vote FOR the election of directors of the nine persons named on the reverse side, FOR the approval of the advisory vote on executive compensation, FOR the approval of the Avnet, Inc. 2016 Stock Compensation and Incentive Plan, and FOR the ratification of KPMG LLP as the independent registered public accounting firm for the fiscal year ending July 1, 2017 and (ii) to vote, in their discretion, with respect to other such matters (including matters incidental to the conduct of the meeting) as may properly come before the meeting or any postponements or adjournments thereof.

Continued and to be signed on reverse side